Exhibit 10.1

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COMPLETION OF PHASE III CLINICAL TRIAL,

OPTION AND MUTUAL RELEASE AGREEMENT

This COMPLETION OF PHASE III CLINICAL TRIAL, OPTION AND MUTUAL RELEASE AGREEMENT (the “Agreement”) is made and entered into as of the 16th day of February 2015 (“Effective Date”), by and among: (1) Hyperion Therapeutics Inc., a Delaware corporation (“Hyperion”); (2) Hyperion Therapeutics Israel Holding Corp. Ltd., an Israeli company and a wholly-owned subsidiary of Hyperion ( “Hyperion Israel”); (3) Andromeda Biotech Ltd., an Israeli company and a wholly-owned subsidiary of Hyperion (“Andromeda” or the “Company”); (4) Clal Biotechnology Industries Ltd., an Israeli company (“CBI”); and (5) Yeda Research and Development Company Ltd., an Israeli company (“Yeda”); each of which is a “Party” and collectively the “Parties.”

WHEREAS, Yeda and Andromeda are parties to that certain Research and Licence Agreement dated January 12, 1994 (made originally between Yeda and Portman Pharmaceuticals, Inc. and assigned to Andromeda pursuant to an asset purchase agreement dated June 13, 2007 by and between Andromeda and Evotec International GmbH, the successor of Evotec (Göttingen) AG (formerly known as Develogen AG), as amended), as amended or supplemented in 1996 and on April 29, 1998, May 3, 2000, September 26, 2000, April 4, 2001, September 21, 2004, November 25, 2004 and October 30, 2007, which relates to the research, funding mechanisms, and licensing arrangement related to the drug known as DiaPep277 (collectively, the “R&L Agreement”);

WHEREAS, Teva Pharmaceutical Industries Ltd (“Teva”) and Andromeda are parties to that certain Share Purchase and Rights Agreement dated as of February 13, 2014, as amended by that certain letter agreement entitled “Share Purchase and Rights Agreement Confirmation”, dated April 23, 2014 (the “Teva Agreement”), pursuant to which Andromeda acquired Teva’s rights to DiaPep277 and all of Teva shares in Andromeda against the consideration set forth therein;

WHEREAS, Hyperion, Andromeda, Hyperion Israel and CBI are parties to that certain Share Purchase Agreement dated April 23, 2014 (the “SPA”), pursuant to which CBI sold Andromeda to Hyperion in exchange for an immediate payment of $12.5 million in cash less adjustments for expenses incurred in connection with the transaction and 312,869 Hyperion Shares, potential future payments of up to $550 million tied to Andromeda meeting certain milestones in developing DiaPep277 and the registration of DiaPep277 in certain territories and sales of DiaPep277, and payments based on a percentage of sales;

WHEREAS, on September 8, 2014, Hyperion publicly announced that (i) it was terminating the development of DiaPep277 for new onset Type 1 diabetes after determining that certain employees of Andromeda had engaged in serious misconduct, including collusion with a third-party biostatistics firm to improperly receive un-blinded DIA-AID 1 trial data (DiaPep277’s initial Phase 3 trial, the “901 Trial”) and to use such data in order to manipulate the analyses to obtain a favorable result; (ii) Hyperion further determined that the biostatistics firm and certain Andromeda employees continued the improper practice of sharing and examining un-blinded data from the ongoing DIA-AID 2 trial (DiaPep277’s second Phase 3 trial, the “1001 Trial”); and (iii) all of these acts were concealed from Hyperion and others (collectively, the “Employee Conduct”). Hyperion further announced that in light of Employee Conduct it believes there is no viable regulatory path forward, and that Hyperion would not invest further in DiaPep277 beyond completing the 1001 trial and meeting its obligations to close out the investigational program as a whole;

WHEREAS, on September 22, 2014, CBI filed a complaint in the Superior Court of the State of Delaware in and for New Castle County, entitled Clal Biotechnology Industries Ltd. v. Hyperion Therapeutics, Inc. and Hyperion Therapeutics Israel Holding Corp. Ltd., Case No. N14C-09-198 PRW, alleging, among other things, that Hyperion breached Section 1.11(h) and Section 6.2(b) of the SPA as well as the implied covenant of good faith and fair dealing (the “Delaware Action”), and by letter of that same date, Hyperion advised CBI that it would seek rescission of the SPA and other relief in Delaware if the parties could not reach a business resolution;

WHEREAS, on October 6, 2014, Hyperion and CBI entered into an interim agreement (the “Hyperion-CBI Interim Agreement”), in which Hyperion and CBI agreed, among other things, to negotiate, during a limited period of time, a business resolution in order to attempt to resolve the disputes between them, and to allow CBI to evaluate whether there were any clinical efficacy to, and whether there were a potential regulatory path forward for DiaPep277, and not to initiate or take any step to prosecute any lawsuit, claim or other litigation against each other relating to DiaPep277 and/or the SPA during such negotiations;

WHEREAS, pursuant to the Hyperion-CBI Interim Agreement, CBI appointed a third party not affiliated with CBI (the “Regulatory Evaluator”), which has been assessing the ongoing conduct of the 1001 Trial, the conduct of the completed 901 Trial, the integrity of the clinical studies readouts, and any potential regulatory path forward for DiaPep277;

WHEREAS, on November 12, 2014, Hyperion and Yeda entered into an interim agreement (the “Hyperion-Yeda Interim Agreement”, and together with the Hyperion-CBI Interim Agreement, the “Interim Agreements”), in which Hyperion and Yeda agreed, among other things, to meet to negotiate a business resolution regarding potential disputes between Hyperion, CBI and Yeda relating to Andromeda and DiaPep277, and not to initiate or take any step to prosecute any lawsuit, claim or other litigation against each other relating to DiaPep277, the R&L Agreement and/or the SPA during such negotiations;

WHEREAS, CBI has informed the Parties that the Regulatory Evaluator has advised CBI on a preliminary basis that it believes there is still a possible regulatory pathway for DiaPep277 in the United States, the European Union and other territories;

WHEREAS, based on Hyperion’s investigation of the Employee Conduct, Hyperion believes and thinks that CBI and its officers were neither involved in nor knew about the Employee Conduct;

WHEREAS, CBI and Yeda wish to continue to evaluate the potential of DiaPep277 as a treatment for new onset type-1-diabetes patients, and, in light of the risks, cost, and delays associated with litigating the disputes between and among the Parties related to Andromeda, DiaPep277 and/or the Parties’ agreements with or in connection with the foregoing, the Parties have reached an agreement to settle amongst themselves all asserted and potential claims regarding DiaPep277-Related Claims (as hereinafter defined) to the extent specified in this Agreement between or among the Parties in accordance with the terms and conditions set forth in this Agreement; and

WHEREAS, in conjunction with the execution and delivery of this Agreement, Yeda and Andromeda have executed and delivered an amendment to the R&L Agreement dated as of even date hereof (the “R&L Amendment”), and the Parties have agreed that the R&L Agreement may not otherwise be amended, supplemented or terminated during the Option Period (as defined below), and, if the Option is exercised, until the Final Deadline Date (as defined below), without the prior written consent of CBI.

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NOW, THEREFORE, for and in consideration of the foregoing, the covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

1. Definitions. In addition to the terms that are defined elsewhere in this Agreement, the following terms shall have the following meanings ascribed to them, unless the context requires otherwise:

a) “DiaPep277-Related Claims” shall mean any and all Claims that are related to Andromeda, the Employee Conduct, the R&L Agreement, the SPA, and/or DiaPep277, including without limitation, clinical trials, corporate, development or regulatory activities and prior communications in connection therewith or related thereto.

b) “Claims” shall mean any and all claims, manner of actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, liens, obligations, liabilities, demands, Losses, costs and expenses (including but not limited to attorneys’ fees) of any kind, character, or nature whatsoever, known or unknown, fixed or contingent, liquidated or unliquidated, matured or unmatured, in law, equity, admiralty, bankruptcy or otherwise.

c) “Code” shall mean the Internal Revenue Code of 1986, as amended;

d) “Contract” means any written or oral legally binding contract, agreement, instrument, commitment or undertaking of any nature (including leases, licenses, mortgages, notes, guarantees, sublicenses, subcontracts, letters of intent and purchase orders), including all amendments, supplements, exhibits and schedules thereto.

e) “DiaPep277-Related Expenses” shall mean all expenses that are related to DiaPep277, including but not limited to DiaPep277’s ongoing 1001 Trial and 1010 follow-on study, patents, intellectual property, development and regulatory activities.

f) “Encumbrances” shall mean, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, title retention device, conditional sale or other security arrangement, collateral assignment, claim, charge, adverse claim of title, ownership or right to use, restriction or other encumbrance of any kind in respect of such asset (including any restriction on (i) the voting of any security or the transfer of any security or other asset, (ii) the receipt of any income derived from any asset, (iii) the use of any asset, and (iv) the possession, exercise or transfer of any other attribute of ownership of any asset).

g) “Governmental Entity” means any supranational, national, state, municipal, local or foreign government, any court, tribunal, arbitrator, administrative agency, commission or other governmental official, authority or instrumentality, in each case whether domestic or foreign, any stock exchange or similar self-regulatory organization or any quasi-governmental or private body exercising any regulatory, Taxing or other governmental or quasi-governmental authority (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

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h) “Hyperion Shares” shall mean 312,869 shares of Common Stock of Hyperion, par value $0.0001 per share, which were issued to CBI in June 12, 2014 pursuant to the SPA (such number and class of shares shall be subject to proportional adjustments in the event of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), bonus shares, recapitalization, or other like change with respect to the shares of Common Stock of Hyperion occurring after the Effective Date).

i) “Hyperion Share Price” shall mean the average of the daily closing sale price of Hyperion Shares as quoted on the NASDAQ Global Select Market for the fifteen consecutive trading days ending with the trading day that is three trading days before the Effective Date (such price per shares shall be subject to proportional adjustments in the event of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), bonus shares, recapitalization, or other like change with respect to the shares of Common Stock of Hyperion occurring after the Effective Date).

j) “ITA” shall mean the Israeli Tax Authority;

k) “ITO” shall mean the Israeli Income Tax Ordinance (New Version), 1961, as amended, and all rules and regulations promulgated thereunder.

l) “Legal Proceeding” shall mean any private or governmental action, suit, proceeding, claim (including any claim for injury by participants in clinical studies), mediation, arbitration or investigation pending before any Governmental Entity.

m) “Legal Requirement” shall mean any federal, state, foreign, local, municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and any orders, writs, injunctions, awards, judgments and decrees applicable to the Company or to any of their respective assets, properties or businesses.

n) “Losses” shall mean any and all losses, Liabilities, damages, fees, tax, reductions in value, costs and expenses, including costs of investigation and defense and reasonable fees and reasonable expenses of lawyers, experts and other professionals, whether or not due to a third-party claim.

o) “Liabilities” shall mean all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, asserted or unasserted, known or unknown, including those arising under any law, action or governmental order and those arising under any Legal Requirement, Legal Proceeding or Order of a Governmental Entity and those arising under any Contract, regardless of whether such debt, liability or obligation would be required to be disclosed on a balance sheet prepared in accordance with U.S. generally acceptable accounting principles (“GAAP”).

p) “Order” means any judgment, writ, decree, stipulation, determination, decision, award, rule, preliminary or permanent injunction, temporary restraining order or other order of any Governmental Entity.

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q) “OCS” shall mean the Office of the Chief Scientist of Israeli Ministry of the Economy.

r) “Non-Released Claims” means ***.

s) “Person” shall mean (except for purpose of Section 4) any natural person, company, corporation, limited liability company, general partnership, limited partnership, limited liability partnership, trust, estate, proprietorship, joint venture, business organization or, other entity Governmental Entity.

t) “Specified Privileged Information” shall mean documents or communications covered by the attorney-client privilege or work product doctrine in favor of Hyperion and/or Andromeda (in the case of Andromeda, those created after the Reference Date and prior to the Acquisition Date (both dates as defined in the Acquisition Agreement) (such as witness interview memoranda, claims analyses, attorney communications and attorney-client communications; but for clarity and without limitation, it will not include facts, data, and Andromeda communications) regarding (i) the negotiation, execution and delivery of this Agreement and the parties’ negotiations, advice regarding and strategies related to this Agreement, or (ii) the Employee Conduct. Also, for the avoidance of doubt, it does not include any communication with any Governmental Entity.

u) “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means (i) any Israeli and/or U.S. federal, state, local or other foreign net income, alternative or add-on minimum tax, gross income, estimated, gross receipts, sales, use, ad valorem, value added, transfer, franchise, fringe benefit, capital stock, profits, license, registration, withholding, payroll, social security (or equivalent), employment, unemployment, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever including any interest or any penalty, addition to tax, inflation linkage or additional amount (whether disputed or not) imposed by any Governmental Entity responsible for the imposition of any such tax (domestic or foreign), including the ITA (each, a “Tax Authority”), (ii) any Liability for the payment of any amounts of the type described in clause (i) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any Taxable period, and (iii) any Liability for the payment of any amounts of the type described in clause (i) or (ii) of this sentence as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to assume such Taxes or to indemnify any other Person.

2. Steering Committee.

(a) Unless otherwise specifically directed by the Steering Committee pursuant to Section 2(b), Andromeda will continue to implement, and will complete, its plan for DiaPep 277, including completion of the 1001 Trial no later than September 30, 2015, as contemplated by Part 1 of the Plan and Budget (as defined below) in effect on the date hereof, as may be increased from time to time by Hyperion in accordance with Section 7(a) below.

(b) CBI, Hyperion and Yeda hereby form a steering committee (the “Steering Committee”) for the period from the date hereof until the exercise or expiration of the Option. The Steering Committee shall have the power and authority to oversee and direct (but shall not be required to exercise such power or authority) the development of DiaPep277 and intellectual property associated therewith, including without limitation, the authority to do the following: (i) establish, approve, update

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and monitor any issues relating to the development of DiaPep277, including evaluating the 901 Trial and conducting the 1001 Trial through its conclusion, which includes, without limitation, control and overseeing the preparation, finalization and submission of the statistical analysis plan (SAP) for the 1001 Trial, approving the lock of the database of such 1001 Trial and overseeing the unblinding of its results, data analysis, publication, interactions with the CRO, other vendors of Andromeda, and regulatory authorities; (ii) utilize, increase or otherwise modify the Plan and Budget (as defined below), subject to Section 7 hereof; (iii) establish and periodically review all draft protocols, progress reports, and draft reports (non-clinical and clinical), draft expert reports, draft summaries and final versions of same; (iv) determine all issues concerning patent filing, maintenance, prosecution, enforcement and infringement subject to the terms of any agreement to which Andromeda is a party; (v) engage, retain or terminate the service of any advisors, experts and professional service providers, contractors and other third parties, either directly or through Andromeda, provided that any such engagement is limited to the Option Period and funded under the Plan and Budget; provided, that, the Steering Committee may not (1) incur any debt or liability which is not covered by the Plan and Budget, or otherwise committed to be paid by CBI, Yeda or a third party other than Hyperion, (2) hire an employee of Andromeda without Hyperion’s prior written consent, such consent not to be unreasonably withheld, delayed or conditioned, (3) commence a lawsuit or other legal action on behalf of Andromeda without Hyperion’s prior written consent, not to be unreasonably withheld, delayed or conditioned, (4) have access to or use any Specified Privileged Information except as set forth below, or (5) take or direct any action or conduct which is contrary to applicable law or good clinical practice. If the Steering Committee requests Specified Privileged Information of the type referred to in subsection (ii) of the definition thereof, Andromeda and/or Hyperion, subject to the Steering Committee executing a customary joint defense and/or commonality of interest agreement, will use commercially reasonable efforts to provide to the Steering Committee the requested Specified Privileged Information.

Except as limited by subsection 2(b)(4) above, the Steering Committee will have access to all data, information and materials reasonably requested and relating to DiaPep277.

(c) The Steering Committee shall be comprised of three (3) members, of whom one member shall be appointed by Hyperion (the “Hyperion Member”), one member shall be appointed by CBI (the “CBI Member”), and one member shall be appointed by Yeda (the “Yeda Member”). On all matters, the CBI Member and the Yeda Member will each have one vote, and in the event of a deadlock on a matter that is put to vote, such matter shall be acted upon in accordance with the decision of the CBI Member, who shall have the casting vote. The Hyperion Member will not have a vote, but, except for the lack of such voting right, such member shall have all rights and obligations of a member of the Steering Committee, including with respect to notice of and attendance at meetings, confidentiality, information provided to the Steering Committee and the same opportunity to comment and engage with the Steering Committee.

(d) The Steering Committee shall convene once a month or as it deems necessary. Meetings of the Steering Committee may be called upon at least two (2) Business Days’ notice by any of the members. All meetings of the Steering Committee shall be by telephone conference or by similar means of communication by which all members of the Steering Committee can participate and hear one another, unless all members otherwise agree in writing.

(e) The Steering Committee may act on written consent of its members in lieu of a meeting, which need not be unanimous, but the form of any such written consent shall be distributed simultaneously to all members of the Steering Committee. For the avoidance of doubt, such actions by

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written consent of the Steering Committee will not obviate the need for Hyperion written consent where required under this Section 2. The Steering Committee shall keep a written record of all its proceedings confirmed in writing by the CBI member, with a copy of the written records of each such meeting provided to Yeda and Hyperion within 7 Business Days of such meeting.

(f) Nothing contained in this Agreement may be deemed to make any member of the Steering Committee or any Party hereto a partner, agent or legal representative of the other, or to create any fiduciary relationship for any purpose whatsoever. No member of the Steering Committee nor any Party hereto shall have any authority to act for, or to assume any obligation or responsibility on behalf of, any other member of the Steering Committee, or any of the Parties.

(g) Each of the Parties hereby waives any claim against Steering Committee members and each Steering Committee member’s affiliated entity, with respect to any allegation of impairment of the value of such Party or any of its assets or properties, including DiaPep277, as a result of any activities undertaken in accordance with this Agreement.

(h) Andromeda will carry out, perform and undertake any corporate, regulatory or other action that is required in order to implement decisions of the Steering Committee made in compliance with this Agreement.

(i) Notwithstanding anything to the contrary in this Agreement, the Parties agree that neither the members of the Steering Committee nor their respective appointing Parties will be Liable to the Parties, and each Party hereby irrevocably waives any Claim it may have against the members of the Steering Committee or their respective appointing Parties, for any act or omission done or decision taken in the course of performing their role on the Steering Committee pursuant to, and in accordance with, this Agreement, nor for any Loss suffered as a result thereof. Each Party agrees on behalf of itself and its respective Releasors (as defined below) not to bring any Claim against any of the CBI Releasees, Yeda Releasees or Hyperion Releasees for any Losses such Party or its Releasors may suffer as a result of any actions of the Steering Committee or implementation of the Steering Committee’s specific directions in accordance with the terms of this Agreement.

3. The Option.

(a) Hyperion Israel hereby represents and warrants that it is the holder and the legal owner (and Hyperion hereby represents and warrants that it is the beneficial owner) of all of the issued and outstanding share capital of the Company on a fully diluted basis, and that there are no outstanding options, warrants, notes or other rights or securities convertible, exchangeable or exercisable into share capital of the Company (whether or not fully vested) (collectively, “Securities”). Hyperion and Hyperion Israel hereby agree and undertake that, during the Option Period and, if the Option is exercised, until the consummation of the Acquisition Closing, and except as contemplated hereby, neither Hyperion nor Hyperion Israel shall, directly or indirectly (i) transfer, sell, assign, convey, pledge, grant any security interest or gift, or effect any other disposition (“Transfer”), any right, title and interest in and to any shares of the Company or Securities, nor enter into any contract, option or other arrangement or understanding with respect to such Transfer or limitation on the voting rights of such shares or Securities; (ii) take any action that would have the effect of preventing or disabling Hyperion, Hyperion Israel or Andromeda from performing their respective obligations under this Agreement, or (iii) commit or agree to take any of the foregoing actions. The Company undertakes not to register any Transfer of shares or Securities not permitted hereby, and any such Transfers shall be null and void. Hyperion and Hyperion Israel agree that any such prohibited Transfer may and should not be enjoined.

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(b) Beginning as of the Completion of 1001 Trial (as defined in Section 7(a) below) and continuing until September 30, 2015 (the “Option Period”), CBI shall have an option to acquire from Hyperion Israel all rights, title and interest in and to the share capital of Andromeda, free and clear of all Encumbrances (the “Option”). CBI may exercise the Option by giving written notice of such exercise to Hyperion at any time during the Option Period (“Option Exercise Notice”). In consideration for the Option, CBI shall pay to Hyperion Israel, on February 23, 2015, the amount of $2,500,000 (such amount, as may be increased pursuant to the provisions of this agreement, the “Consideration”), payable (subject to Section 10 below) by way of the transfer by CBI to Hyperion Israel of such number of Hyperion Shares as is determined by dividing such $2,500,000 by the Hyperion Share Price (rounded to the nearest whole number, with half a share rounded up).

(c) During the Option Period and, if the Option is exercised, until the consummation of the Acquisition Closing, the Company shall conduct its business in accordance with, and shall not take any of the actions specified in, Schedule I hereto except to the extent otherwise permitted by this Agreement or with CBI’s prior written consent, not to be unreasonably delayed or withheld. The provisions of Section 6.1 (‘No Solicitation’) of the SPA shall apply during the Option Period and, if the Option is exercised, until the consummation of the Acquisition Closing, mutatis mutandis, except that for purpose thereof any reference to “Company Shareholder” shall be construed as referring to Hyperion, any reference to “Purchaser” shall be construed as referring to CBI.

(d) Hyperion, Hyperion Israel, Andromeda and CBI agree that the SPA is hereby terminated and of no further force and effect, except for Article 9 thereof (and the related definitions in Section 10 and Exhibit A thereof) which shall survive such termination and be operative in accordance with their terms with respect to any Claim covered by sub-clause (ii) of the definition of Non-Released Claims.

(e) If CBI exercises the Option, then the following shall apply:

(i) On August 31, 2015 or within 14 days following receipt of the Option Exercise Notice, whichever is earlier, Hyperion Israel shall deliver to CBI a draft of the proposed Disclosure Schedule Letter (as defined in the Acquisition Agreement), and will deliver to CBI copies of all items specified or referred to in such Disclosure Schedule or otherwise reasonably requested in order to enable CBI to conduct due diligence investigation of the Company during the 30-day period after receipt of such material, and to evaluate such proposed Disclosure Schedule and make an informed decision on whether or not to execute the Acquisition Agreement.

(ii) During a 10-Business Day period (“Negotiation Period”) following such 30-day due diligence period, CBI and Hyperion shall negotiate in good faith the content of such Disclosure Schedule Letter, provided such Disclosure Schedule Letter shall not be qualified (but will disclose) by any Coverable Liabilities (as defined in the Acquisition Agreement).

(iii) Within seven (7) Business Days after the end of the Negotiation Period, if elected by CBI, CBI, Hyperion Israel, Hyperion and Andromeda shall execute and deliver a Share Purchase Agreement in the form attached hereto as Exhibit A (the “Acquisition Agreement”). If CBI does not elect to execute and deliver the Acquisition Agreement by the end of such period, then neither CBI, Hyperion Israel, Hyperion nor Andromeda shall have any obligation to continue negotiating, consummating or otherwise pursuing the transactions contemplated by the Option.

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(iv) If the Acquisition Agreement is executed and delivered pursuant to Section 3(e)(iii) above, then, at the Acquisition Closing (as defined in the Acquisition Agreement) and as provided in the Acquisition Agreement, Hyperion Israel shall sell, transfer and deliver to CBI, and CBI shall purchase from Hyperion Israel, all rights, title and interest in and to the entire issued and outstanding share capital of Andromeda on a fully diluted basis as of immediately prior to such Acquisition Closing, free and clear of all Encumbrances and otherwise on the terms and conditions set forth in the Acquisition Agreement, in consideration for the amount of $3,500,000, payable (subject to Section 10 below) by way of the transfer by CBI to Hyperion Israel of such number of Hyperion Shares as is determined by dividing such $3,500,000 by the Hyperion Share Price (rounded to the nearest whole number, with half a share rounded up), and, in addition, and Hyperion shall be responsible for the satisfaction in full of Company Debt (as defined in Exhibit A).

(v) If CBI does not exercise the Option, then immediately following the Option Period, CBI shall pay to Hyperion Israel the amount of $400,000 as an increase of the Consideration, payable (subject to Section 10 below) by way of the transfer by CBI to Hyperion Israel of such number of Hyperion Shares as is determined by dividing such $400,000 by the Hyperion Share Price (rounded to the nearest whole number, with half a share rounded up).

4. Contingent Payments to Hyperion Israel.

(a) From and after the Acquisition Closing (if such Acquisition Closing occurs) until the payment in full of the Hyperion Amount (“Hyperion Payments Period”), subject to Section 5(d) below, the Company shall pay to Hyperion Israel or its designee an amount equal to ***% of:

(i) all of the Company’s recognized revenues (according to the Company’s financial statements, which will be prepared in accordance with International Financial Reporting Standards (“IFRS”))(“Recognized Revenues”), and

(ii) all Interested Party Payments (as defined below),

up to an aggregate amount that, when combined with the aggregate amount paid to Hyperion Israel prior to such time pursuant to Section 3(d)(i) above, this Section 4 and Section 5 of this Agreement, is equal to the Hyperion Amount (as defined below in this Section 5(a)).

The payments under this Section 4 shall be made by the Company to Hyperion Israel, from time to time, (A) within 45 days following the later of actual receipt by the Company of such Recognized Revenues and the recognition of such revenues by the Company in its annual financial statements under applicable financial principals, or (B) within 45 days after the actual payment by the Company of the Interested Party Payments, as the case may be.

As used herein, “Interested Party Payments” shall mean any consideration paid by the Company to CBI or to Affiliates of CBI (other than a subsidiary of the Company) in consideration for the rendering of services or sale of goods by CBI or such Affiliate of CBI to the Company, except for any such transaction made in the ordinary course of business at market rates as then applicable to similar companies.

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As used in this Section 4 or Section 5 below, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, officer, director, or manager of such Person; in no event shall Teva and CBI (and their respective Affiliates) be considered Affiliates of each other. “control” shall have the meaning ascribed thereto in the Israeli Securities Law of 1968, as amended.

Anything in this Agreement to the contrary notwithstanding, for the sake of clarity, Recognized Revenues shall not include, and no payment shall be due to Hyperion Israel in respect of, any financial income as determined in accordance with applicable accounting principles, equity investments, loans or other funding instruments, nor OCS grants or similar funding arrangements, or any revenues that are neither cash nor cash equivalent actually received by the Company (e.g., revenues recorded pursuant to the measurement under IFRS rules of assets or obligations).

Any such Recognized Revenues received or Interested Party Payments paid by the Company in the form of non-cash compensation shall be valued at fair market value, and the foregoing ***% payment to Hyperion Israel in respect of such non-cash Recognized Revenues or Interested Party Payments, as applicable, shall be paid by the Company to Hyperion Israel either in cash or in specie as received or paid by the Company (at the Company’s sole discretion).

(b) From and after the Acquisition Closing until the end of the Hyperion Payments Period, the following will apply:

(i) the Company shall maintain complete and accurate records of its Recognized Revenues and Interested Party Payments and the amounts payable to Hyperion Israel in relation to such Recognized Revenues and/or Interested Party Payments, which records shall contain information to reasonably permit Hyperion Israel to confirm the accuracy of any reports delivered and payments made under this Agreement, provided that in any event such records shall not be required to be any more detailed than those which the Company generally maintains in its ordinary course of business.

(ii) the Company shall retain its respective records relating to a given calendar year for at least five (5) years after the conclusion of that calendar year.

(iii) on or prior to the sixtieth (60th) calendar day following the last day of each calendar year during the period commencing on the time of the Acquisition Closing and expiring upon the time by which the Company shall have completed the payment to Hyperion Israel of an aggregate amount equal to the Hyperion Amount, the Company shall deliver to Hyperion Israel a certificate, executed by an officer of the Company and certified by an outside accountant to the Company (being a firm of Independent Certified Public Accountants which is a member of the Israeli Institute of Certified Public Accountants and is associated with one of the “big four” independent public accountants of internationally recognized standing (a “Big-Four Accounting Firm”)), setting forth the Company’s good faith determination of the amount of its Recognized Revenues and Interested Party Payments (if any) for such preceding calendar year for the purpose of the amount due to Hyperion Israel pursuant to Section 4(a) above. Once every 12 months during the aforesaid period, Hyperion Israel shall have the right, at its expense and upon reasonable prior notice to the Company, to cause an independent, certified public accountant (which shall be one of the “Big-Four” Accounting Firms acceptable to the Company (not to be unreasonably withheld)), to inspect the Company’s records for the sole purpose of verifying the

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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foregoing certificates delivered and payments made to Hyperion Israel under this Agreement. Such audit shall be made during normal business hours, upon reasonable prior coordination, without unreasonable interference with the business of the Company, and be concluded within a reasonable time. Such accountant shall not disclose to Hyperion Israel any information other than the accuracy (or the lack thereof) of the foregoing certificates and payments to Hyperion Israel under this Agreement. The Parties shall reconcile any underpayment or overpayment within thirty (30) days after such accountant delivers the results of the audit.

(c) No Assurances. Hyperion Israel hereby acknowledges that the amount of recognized revenues, if any, that may be generated at any time hereafter, are uncertain, and that (A) the Company or its Affiliates may not generate any revenues whatsoever, (B) the Company and its Affiliates shall have no obligation to Hyperion Israel with respect to any decisions or actions (or lack thereof) concerning its business affairs (without derogating from the obligation of the Company to pay to Hyperion Israel any amounts due pursuant to this Section 4 and Section 5 below, if and when due), including, without limitation, with respect to the development, sales and marketing of any products, and (B) it is therefore not assured that the Company will be required to pay the Hyperion Amount or any part thereof.

5. Contingent Payments to Hyperion Israel.

(a) From and after the Acquisition Closing (if such Acquisition Closing occurs) until the end of the Hyperion Payments Period, in the event of (i) any winding up, liquidation or dissolution of the Company, or (ii) any other distribution by the Company to its shareholders of any assets of the Company whether capital, surplus, earnings, securities (other than any share dividend distributed to all of the then Company’s shareholders on a pro-rata basis) or assets of any kind available for distribution among the holders of the Company’s shares (the “Distributable Assets”) then, and in each such event, out of the Distributable Assets and proceeds distributed in such an event, Hyperion Israel or its designee shall be entitled to receive, subject to Section 5(d) below, ***% of such Distributable Assets (payable in cash, unless a cash payment is not reasonably feasible under the circumstances), until the aggregate amount paid to Hyperion Israel pursuant to this Section 5, when combined with the aggregate amount paid to Hyperion Israel until such time pursuant to Sections 3(d)(i) and 4 above and this Section 5, is equal to $40,000,000 (the “Hyperion Amount”).

(b) Notwithstanding anything to the contrary contained in this Agreement, in the Company’s articles of association in effect from time to time, or otherwise, (i) neither Hyperion nor Hyperion Israel shall be entitled to any payment, distribution or consideration in connection with the Company, except (in the case of Hyperion Israel) as specifically set forth in Section 4 above and in this Section 5, and (ii) after payment of the full Hyperion Amount to Hyperion Israel, Hyperion Israel shall not be entitled to any other consideration for, distribution on, or other payment in connection with the Company.

(c) The following shall also be treated as a liquidation of the Company for the purposes of this Section 5 (provided that, notwithstanding anything to the contrary, in no event shall the Acquisition Agreement, if executed, or the consummation of the Acquisition Closing thereunder, if occurs, be treated as a liquidation of the Company for purpose of this Section 5):

(i) merger or consolidation of the Company or the sale of all or substantially all of the shares or assets of the Company to any corporate entity that is consummated at any time after (but not including) the Acquisition Closing, if such Acquisition Closing occurs, except for any such transaction in which the shares of the Company outstanding immediately prior to such transaction continue to represent, or are converted into or exchanged for shares that represent, immediately following such transaction, at

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least a 60%, by voting power, of the share capital of (1) the surviving, acquiring or resulting corporation or (2) if the surviving, acquiring or resulting corporation is a wholly owned subsidiary of another corporation immediately following such transaction, the parent corporation of such surviving, acquiring or resulting corporation; or

(ii) a sale by CBI or its Affiliates of any shares of the Company, except for sale(s) of shares not exceeding, in the aggregate for all such sales, 15% of the aggregate number of shares of the Company held by CBI and its Affiliates from time to time hereafter (e.g. if CBI held 100 shares, sold 10 and purchased additional 100, it holds 190 shares and may sell up to additional 20 shares (=15% x (100+100)-10)); provided that if the foregoing 15% threshold is exceeded pursuant to a series of related transactions, whereby some of the shares sold are below the threshold and the remaining shares sold are above the threshold, then the consideration paid for those shares in excess of the threshold shall be deemed Distributable Assets for purpose of this Section 5, and, provided further, that if the shares are sold under such related transactions for different prices per share, then for purpose of calculating such Distributable Assets the price per each share sold shall be the weighted average of the different prices per share paid for all shares sold in such related transactions.

(d) Notwithstanding anything to the contrary, in the event that a certain event (e.g. sales of a Company’s product) generates, directly or indirectly, more than one payment obligation to Hyperion Israel pursuant to this Agreement (regardless of whether such multiple payment obligations are payable at the same time or from time to time, nor whether they are derived from a single provision of this Agreement or from multiple provisions thereof), then, with respect to such event, Hyperion Israel shall only be entitled to receive an amount equal to the greater of the amounts that are otherwise payable pursuant to such multiple payment obligations (i.e. no double counting); for example, sales of the Company’s products that generate Recognized Revenues, which may trigger a payment obligation under Section 4 above, with some of such Recognized Revenues being later distributed as dividends to the shareholders of the Company, which may trigger a payment obligation under this Section 5; in such a case, Hyperion Israel shall only receive payment pursuant to Section 4 above.

(e) The provision of this Section 5 shall be incorporated into the Company’s articles of association and thereafter, during the period from the Acquisition Closing until payment in full of the Hyperion Amount, such provisions in the Articles shall not be amended and the observance of any term of such Article shall not be waived (either generally or in a particular instance and either retroactively or prospectively), without the written consent of the Hyperion.

6. Effect of Option on Yeda’s License. Yeda hereby agrees and undertakes not to revoke, amend, terminate or otherwise challenge the continued effectiveness of the R&L Agreement or the DiaPep277 license thereunder until the end of the Option Period and, if the Option is exercised, until the consummation of the Acquisition Closing or November 30, 2015, whichever is the first to occur (“Final Deadline Date”). If CBI does not exercise the Option, then (i) each Party hereby agrees and undertake that such Party shall not object to a termination by Yeda or Andromeda of the R&L Agreement in accordance with its terms, and (ii) Hyperion Israel shall cause Andromeda to fully perform its obligations under the R&L Agreement in connection with such termination, including those specified in Section 14 thereof, and (iii) Andromeda shall, and Hyperion Israel shall cause Andromeda to, convey and assign to Yeda all intellectual property rights held by Andromeda relating to DiaPep-277. Hyperion and Hyperion Israel represent and warrant that since the Reference Date all documentation and intellectual property relating to DiaPep-277 is owned by Andromeda.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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7. Development of and Budget for DiaPep277.

(a) DiaPep277’s Plan and Budget. Attached hereto as Exhibit B is the plan and budget for the activities contemplated hereunder and for all of the DiaPep277-Related Expenses for the period from October 6, 2014 until September 30, 2015, as prepared by Hyperion, which also sets forth the amount expended to date (“Plan and Budget”). At any time and from time to time until the exercise or expiration of the Option, whichever comes first, such Plan and Budget may be updated or modified in any respect by the Steering Committee, and the budget included within such Plan and Budget may be increased (but not reduced or otherwise materially modified) by Hyperion as may be necessary to implement and carry out the plan included within the Plan and Budget; provided, however, that (i) no amendment or modification thereof by the Steering Committee which has the effect of increasing the Plan and Budget in a situation not covered by subsection 7(b) or 7(c) below shall be made without Hyperion’s written consent unless such increase is fully covered by a financial commitment to pay (or actual payment) by CBI or a third party, and (ii) no amendment or modification thereto which could reasonably be expected to have the effect of not completing the 1001 Trial before the end of the Option Period shall be made without Hyperion’s and Yeda’s written consent (not to be unreasonably withheld, conditioned or delayed). For the avoidance of doubt, completion of the 1001 Trial includes submission of the final clinical study report to the United States Food and Drug Administration or any successor entity thereto (“Completion of 1001 Trial”). Hyperion shall fund all of the expenses in accordance with the Plan and Budget as in effect from time to time, subject, however, to the provisions of Section 7(b) and 7(c) below and to subsections (a)(i) and (ii) of this Section 7(a).

(b) Budget Sharing.

The Steering Committee, with the consent of Yeda, may have Yeda bear certain DiaPep277-Related Expenses, in which case any amounts that were included in the Plan and Budget as in effect on the date hereof and that are borne by Yeda in accordance with the foregoing, may not be utilized by Hyperion, but shall rather be available for utilization and expenditure as shall be determined by the Steering Committee in its sole discretion.

(c) Budget Deficiencies. From October 6, 2014 until the expiration or exercise of the Option, if the aggregate of all DiaPep277-Related Expenses actually spent exceeds the amount of $12,750,000, as confirmed in writing to CBI by Hyperion’s Chief Financial Officer with reasonable supportive documentation) (such excessive amount, the “Shortfall”), then Andromeda shall pay such Shortfall expenses, and in the event that any portion(s) of the Shortfall were incurred pursuant to the decisions of the Steering Committee, then CBI shall promptly thereafter pay to Andromeda those portions of the Shortfall that were incurred pursuant to the decisions of the Steering Committee (payable by CBI, subject to Section 10 below, in Hyperion Shares based on the same Hyperion Share Price and otherwise in the same manner as contemplated by Section 3(b) above).

8. Reserved.

9. Dismissal of the Delaware Action. Prior to the execution and delivery of the Agreement, CBI voluntarily dismissed the Delaware Action without prejudice.

10. Form of Consideration. In the event that, at the time when a payment under this Agreement or the Acquisition Agreement is due by CBI to Hyperion, Hyperion Israel or Andromeda, CBI

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no longer holds any Hyperion Shares, then such payment and any remaining amounts that may thereafter become payable by CBI to Hyperion, Hyperion Israel or Andromeda, as applicable, pursuant to this Agreement (or the Acquisition Agreement, as applicable) shall be paid in cash, even if this Agreement (or the Acquisition Agreement, as applicable) provides that such amounts shall be paid in Hyperion Shares. Any payment by Hyperion Shares shall be effected by way of the execution and delivery by CBI of the relevant certificate with stock power in the form required by Hyperion’s transfer agent.

11. Withholding

(a) Each of CBI or Andromeda (each, a “Payor”) shall be entitled to deduct and withhold from any consideration otherwise deliverable by such Payor under this Agreement (including with respect to in-kind payments and payments in shares and the making of contingent payments under Sections 4 and 5) and from any other payments otherwise required pursuant to this Agreement, to Andromeda, Hyperion or Hyperion Israel (each, a “Payee”), such amounts in cash or shares as Payor is reasonably required to deduct and withhold, provided that such deduction or withholding requirement do not relate to Payor’s tax liability resulting from its disposition of the Hyperion Shares with respect to any such deliveries and payments under the Code, the ITO or any provision of state, local, provincial or foreign tax law, subject to its payment to the relevant tax authority. To the extent that amounts are so withheld, such withheld amounts shall, subject to its timely payment to the relevant tax authority, be treated for all purposes of this Agreement as having been delivered and paid to the applicable Payee in respect of which such deduction and withholding was made. The Payor shall provide to Payee a certificate confirming that such withholding has been made.

(b) Notwithstanding the provisions of Subsection (a) above, with respect to Israeli Tax, any amount payable to a Payee under this Agreement (whether in cash or in kind) shall, at the request of such Payee, be retained by a third-party paying agent as agreed by CBI, Hyperion, Hyperion Israel and Andromeda (the “Paying Agent”) for the benefit of each such Payee for a period of one-hundred eighty (180) days from the date of such payment or until an earlier date required in writing by such Payee (the “Withholding Drop Date”) (during which time, unless otherwise specifically instructed by the ITA, no amounts shall be withheld for Israeli Taxes from the payments so deliverable to such Payee pursuant to this Agreement, except as provided below, and during which time a Payee may obtain a Valid Tax Certificate (as defined below)). If a Payee delivers, no later than three (3) Business Days prior to the Withholding Drop Date a Valid Tax Certificate to the Paying Agent, then the deduction and withholding of any Israeli Taxes shall be made only in accordance with the provisions of such Valid Tax Certificate and the balance of the payment that is not withheld shall be paid to such Payee. If any Payee (i) does not provide Payor with a Valid Tax Certificate by no later than three (3) Business Days before the Withholding Drop Date, or (ii) submits a written request to release his portion of the consideration due under this Agreement prior to the Withholding Drop Date and fails to submit a Valid Tax Certificate at or before such time, then the amount to be withheld from such payment due under this Agreement shall be calculated according to the applicable withholding rate as reasonably determined by the Payor. A “Valid Tax Certificate” shall be a certification or ruling issued by the ITA that is valid and applicable as determined by the Payor in its reasonable discretion, (x) exempting the Payor and the Paying Agent from the duty to withhold Israeli Taxes with respect to such Payee, (y) determining the applicable rate of Israeli tax to be withheld from such Payee or (z) providing any other instructions regarding the payment or withholding with respect to the applicable consideration of such Payee. Without derogating from the foregoing, each Payee shall provide Payor in advance with drafts of all applications and submissions to the ITA relating to the Payor’s withholding obligations with respect to payments made under this Agreement in order to allow for good faith coordination, provided, however, that no such coordination is required in case such Payee presents a Valid Tax Certificate that relates specifically to the payments made to such Payee.

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(c) With respect to any payment or consideration in the form of shares, Payor shall, subject to the provisions of Section 11(b) above, be entitled to sell the portion of shares otherwise deliverable to the applicable Payee that is required to enable Payor to comply with the applicable deduction or withholding requirement, provided that such deduction or withholding requirement do not relate to Payor’s tax liability resulting from its disposition of the Hyperion Shares. The applicable Payor shall notify the relevant Payee that such sale and withholding or deduction was made and remit to such Payee any balance of the proceeds of such sale not applied to the payment of taxes less any costs or expenses incurred by the relevant Payor (excluding any payments related to the Payor’s tax liability as result of disposing such shares) in connection with such sale. To the extent that (i) a Payee has not presented to the Paying Agent or the Payor, as applicable, a Valid Tax Certificate providing for full exemption from tax withholding, and (ii) the Payor or the Paying Agent (as applicable) is unable, for whatever reason, to sell the applicable portion of the shares required to finance the deduction or withholding requirement, then the Payor shall transfer the full payment or consideration to the Paying Agent, or the Paying Agent shall continue holding such payments or consideration, as applicable, until the earlier of: (a) receipt of a Valid Tax Certificate from the Payee providing for full exemption from tax withholding; or (b) practical ability of the Payor or the Paying Agent, as applicable, to sell such portion of shares otherwise deliverable to Payee that is required to enable the Payor or the Paying Agent (as applicable) to comply with the applicable deduction or withholding requirement.

(d) If a third party Paying Agent has not been appointed prior to the date hereof, each of CBI and Hyperion shall promptly negotiate in good faith a paying agent agreement consistent with withholding tax paying agent agreements customarily used in Israel for such purposes, and execute and deliver such paying agent agreement no later than 45 days after the date hereof. Until such time as such third party paying agent has been appointed, CBI shall be deemed the Paying Agent hereunder. Upon the appointment of such third party paying agent, CBI will make the transfer of consideration that would otherwise have been made to such third party on the date hereof.

12. Hyperion will cause Hyperion Israel and (prior to the Acquisition Date, if occurs) Andromeda to fully perform, execute and carry out their respective obligations under this Agreement.

13. Releases; No Assurances.

a) Of CBI. Hyperion, Andromeda, Hyperion Israel and Yeda, on behalf of themselves, their respective past and present direct and indirect affiliates, and their respective past and present officers, directors, members, partners (general and limited), employees, principals, agents, shareholders, parents, subsidiaries, representatives, successors in interest, and assigns (collectively, the “CBI Releasors”), do hereby irrevocably remise, release, acquit and forever discharge CBI, its past and present direct and indirect affiliates, and each of their respective past and present officers, directors, members, partners (general and limited), employees, principals, agents, shareholders, parents, subsidiaries, representatives, attorneys, heirs, spouses, predecessors in interest, successors in interest, attorneys and assigns (collectively, the “CBI Releasees”), from any and all DiaPep277-Related Claims that the CBI Releasors had, ever had or now have, whether known or unknown, and irrevocably undertake and agree not to initiate or file, nor to encourage other Persons to initiate or file, any complaint, proceeding, grievance, appeal or action in any capacity in any forum against any, some or all of the CBI Releasees on account of any of the DiaPep277-Related Claims; provided, however, that nothing herein shall be construed to release Non-Released Claims.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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b) Of Hyperion, Andromeda and Hyperion Israel. CBI and Yeda, on behalf of themselves, their respective past and present direct and indirect affiliates, and their respective past and present officers, directors, members, partners (general and limited), employees, principals, agents, shareholders, parents, subsidiaries, representatives, successors in interest, and assigns (collectively, the “Hyperion Releasors”), do hereby irrevocably remise, release, acquit and forever discharge Hyperion, Andromeda, Hyperion Israel, their respective past and present direct and indirect affiliates, and each of their respective past and present officers, directors, members, partners (general and limited), employees, principals, agents, shareholders, parents, subsidiaries, representatives, attorneys, heirs, spouses, predecessors in interest, successors in interest, attorneys and assigns, (collectively, the “Hyperion Releasees”), from any and all DiaPep277-Related Claims that the Hyperion Releasors had, ever had or now have, whether known or unknown, and irrevocably undertake and agree not to initiate or file, nor to encourage other Persons to initiate or file, any complaint, proceeding, grievance, appeal or action in any capacity in any forum against any, some or all of the Hyperion Releasees on account of any of the DiaPep277-Related Claims; provided, however, that nothing herein shall be construed to release Non-Released Claims.

c) Of Yeda. Hyperion, Andromeda, Hyperion Israel and CBI, on behalf of themselves, their respective past and present direct and indirect affiliates, and their respective past and present officers, directors, members, partners (general and limited), employees, principals, agents, shareholders, parents, subsidiaries, representatives, successors in interest, and assigns (collectively, the “Yeda Releasors”), do hereby irrevocably remise, release, acquit and forever discharge Yeda, its direct and indirect affiliates, and each of their respective past and present officers, directors, members, partners (general and limited), employees, principals, agents, shareholders, parents, subsidiaries, representatives, attorneys, heirs, spouses, predecessors in interest, successors in interest, attorneys and assigns (collectively, the “Yeda Releasees”), from any and all DiaPep277-Related Claims that the Yeda Releasors had, ever had or now have, whether known or unknown, and irrevocably undertake and agree not to initiate or file, nor to encourage other Persons to initiate or file, any complaint, proceeding, grievance, appeal or action in any capacity in any forum against any, some or all of the Yeda Releasees on account of any of the DiaPep277-Related Claims; provided, however, that nothing herein shall be construed to release Non-Released Claims.

d) The CBI Releasors, the Hyperion Releasors and the Yeda Releasors (collectively, the “Releasors”) further expressly waive any and all rights and benefits that they may have under any statute or common law principle that would limit the effect of the releases herein to those Claims that were actually known or that the Parties should have known to exist at the time of execution of this Agreement, including but not limited to any rights or benefits that might be conferred by Section 1542 of the California Civil Code, which reads:

§1542. General Release. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him might have materially affected his settlement with the debtor.

e) The Releasors (i) expressly acknowledge that the facts and perceived circumstances to which the released DiaPep277-Related Claims relate may hereafter turn out to be other than or different from the facts and perceived circumstances now known or believed to be known, (ii) expressly assume the risk referred to in clause (i) of this provision, and (iii) agree that the released Claims shall be in all respects effective in accordance with their terms and shall not be subject to termination or rescission by reason of such different facts or perceived circumstances.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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f) The Releasors covenant to refrain from seeking to establish liability or seeking any damages, including but not limited to compensatory damages, interest, punitive damages, incidental damages, consequential damages, attorneys’ fees, expert fees, and costs, from the Releasees for any of the Claims released under this Agreement.

g) Each Party hereto acknowledges and agrees that notwithstanding anything in this Agreement or the Acquisition Agreement to the contrary, during the Option Period and (if the Option is exercised and the Acquisition Closing occurs) thereafter, (i) there is no assurance whatsoever that CBI will exercise the Option nor that Hyperion or Hyperion Israel will receive any payments under this Agreement (other than the Consideration), including under Section 4 or Section 5 hereof, or that Yeda shall receive any payments under the R&L Agreement, (ii) neither CBI nor its affiliates promised or projected, or promise or project, any amounts to be received by Hyperion under Section 4 or Section 5 of this Agreement, or by Yeda under the R&L Agreement, and neither Hyperion nor Yeda has relied on any statements or information provided by CBI or its affiliates with respect to the potential revenues or value of DiaPep277 or any other asset of the Company, (iii) no Party nor its respective affiliates (including without limitation through actions or decisions taken by the Steering Committee) owe any fiduciary duty to any other Party, and (iv) the Parties intend the express provisions of this Agreement to govern their contractual relationship and to supersede any standard of efforts or implied covenant of good faith and fair dealing that might otherwise be imposed by any law, court or other governmental entity.

14. The Press Release and Immediate Report. Hyperion and CBI agree that on February 16, 2015, 10pm Pacific Time, Hyperion will issue the press release and CBI will issue the immediate report and CBI will also issue the Hebrew version of the immediate report; in each case, in the respective forms mutually agreed by them. Nothing in the press release or immediate report shall be deemed to change the meaning of, or be used to interpret, this Agreement.

15. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the Parties at the following address (or at such other address for a party as shall be specified by like notice):

If to Hyperion, Andromeda (prior to the Acquisition Closing), or Hyperion Israel:

Hyperion Therapeutics, Inc., Hyperion Therapeutics Israel Holding Corp. Ltd.,

Andromeda Biotech Ltd.

2000 Sierra Point Parkway, Suite 400

Brisbane, California 94005

Attention: Chief Executive Officer

Facsimile No.: (650) 871-7029

Telephone No.: (650) 745-7802

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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with a copy (which shall not constitute notice) to:

Hogan Lovells LLP

4085 Campbell Avenue

Menlo Park, California 94025

Attention: Laura Berezin

Facsimile No.: (650) 463-4199

Telephone No.: (650) 463-4000

And

Shearman and Sterling LLP

Four Embarcadero Center, Suite 3800

San Francisco, California 94111

Attention: Michael Kennedy

Facsimile No.: 415-616-1448

Telephone No.: 415 616 1100

If to CBI or (following the Acquisition Closing, if occurs) Andromeda:

Clal Biotechnology Industries Ltd.

12 Abba Hillel Silver Road

Ramat Gan 5250605, Israel

Attention: Ofer Gonen, Orit Lidor

Telephone No.: +972-3-612-1616

Facsimile No.: +972-3-612-4545

with a copy (which shall not constitute notice) to:

Meitar Liquornik Geva Leshem Tal, Law Offices

16 Abba Hillel Road

Ramat-Gan 5250608, Israel

Attention: Haim Gueta

Facsimile No.: +972-3-610-3731

Telephone No.: +972-3-610-3100

and

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Jay Lefkowitz

Telephone No.: 212-446-4800

Facsimile No.: 212-446-4900

If to Yeda:

Yeda Research and Development Company Ltd.

P.O. Box 95

Rehovot 76100, Israel

Attention: Chief Executive Officer

Telephone No.: +972 8 9470617

Facsimile: +972-8-947-0739

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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with a copy (which shall not constitute notice) to:

Hyman, Phelps and McNamara, P.C.

Attn. James C. Shehan, Of Counsel

700 13th Street, N.W., Suite 1200

Washington, D.C. 20005, U.S.A

Tel. +1 (202) 737-9634

Fax +1 (202) 737-9329

Any Party may change the address at which that Party shall receive notice or the name of the person receiving a copy of such notice by furnishing the other Party with a change of address or change of person receiving copies of notice in the manner set forth herein for the giving of notices. A notice of change of address or change of person receiving copies shall become effective ten (10) business days after transmission.

16. No Admission of Liability; No Other Claims. This Agreement shall not in any way be construed as an admission by any Party of any Liability or any acts of misconduct whatsoever. The Parties specifically acknowledge and agree that this Agreement is made to compromise and settle the DiaPep277-Related Claims and the Parties’ respective rights and defenses as among themselves in connection therewith, and that neither this Agreement nor any action taken pursuant to this Agreement shall be offered or received in evidence in any action or proceeding as an admission of liability or wrongdoing of any nature on the part of any Person. Except with respect to the Delaware Action that was filed by CBI against Hyperion, each Party represents and warrants to each of the other Parties that it has not filed any complaints, charges or lawsuits against any of the other Parties with any governmental agency, court, or administrative entity in connection with any DiaPep277-Related Claims.

17. Authority. Each of the Parties represents and warrants to the others that it has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, (ii) the execution and delivery of this Agreement by it and the consummation of the transactions contemplated hereby by it have been duly authorized by all necessary corporate action on its part; and (iii) this Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms subject only to the effect, if any, of (A) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (B) rules of law governing specific performance, injunctive relief and other equitable remedies.

18. No Prior Transfer or Assignment. Each Party hereby represents and warrants that: (a) every DiaPep277-Related Claim or other matter released by such Party under Section 13 of this Agreement has not heretofore been assigned, transferred or encumbered by such Party; and (b) such Party owns and has the power to grant the releases that such Party is purporting to release.

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19. REPRESENTATIONS AND WARRANTIES. EACH OF THE PARTIES REPRESENTS AND WARRANTS TO THE OTHERS, AS AN INDUCEMENT FOR THE OTHERS TO ENTER INTO THIS AGREEMENT, THAT SUCH PARTY:

(a) HAS READ AND UNDERSTANDS ALL OF THE TERMS AND CONSEQUENCES OF THIS AGREEMENT AND THE RELEASES IN SECTION 13 OF THIS AGREEMENT;

(b) HAS HAD THE BENEFIT OF LEGAL COUNSEL OF ITS OWN CHOOSING IN DECIDING TO EXECUTE THIS AGREEMENT OR HAD THE OPPORTUNITY TO RETAIN LEGAL COUNSEL OF ITS OWN CHOOSING;

(c) WITHOUT PROMISE OF BENEFIT OTHER THAN AS SET FORTH HEREIN, IS VOLUNTARILY ENTERING INTO THIS SETTLEMENT;

(d) AGREES THAT THERE IS GOOD AND VALID CONSIDERATION TO SUPPORT SUCH PARTY’S ENTERING INTO THIS AGREEMENT AND TO BIND SUCH PARTY BY THE TERMS AND CONDITIONS OF THIS AGREEMENT;

(e) IS FULLY AWARE OF THE LEGAL AND BINDING EFFECT OF THIS AGREEMENT, AND SIGNS THE SAME OF ITS OWN FREE WILL;

(f) DID NOT AGREE TO THIS AGREEMENT ON THE BASIS OF REPRESENTATIONS BY THE OTHER PARTIES OR THE OTHER PARTIES’ LEGAL COUNSEL; AND

(g) WAS NOT COERCED, THREATENED OR IN ANY WAY FORCED TO SIGN THIS AGREEMENT, IS OF COMPETENT AND SOUND MIND, AND ITS SIGNATURE APPEARING BELOW IS VOLUNTARY AND GENUINE AND WAS DULY AND VALIDLY AUTHORIZED AND GIVEN.

20. Parties to Bear Own Costs. Each Party to this Agreement shall bear its own costs and expenses (including but not limited to attorneys’ fees) incurred in connection with the negotiation, preparation and execution of this Agreement and any other agreements, instruments, or documents executed in accordance with the terms of this Agreement.

21. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement, and the signature pages from any counterpart may be appended to any other counterpart to assemble fully-executed counterparts. Counterparts of this Agreement also may be exchanged via email and/or pdf, and any such electronic transmission of any Party’s signature shall be deemed to be an original signature for all purposes.

22. Entire Agreement. This Agreement sets forth all of the promises, covenants, agreements, conditions and understandings among the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions, express or implied, written or oral, by or among any, some or all of the Parties with respect to such subject matter hereof, including without limitation, the Hyperion-CBI Interim Agreement and the Hyperion-Yeda Interim Agreement

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(collectively, the “Interim Agreements”) that are hereby terminated. For clarity, (a) this Agreement replaces the provisions of Paragraph 12 of the Hyperion-CBI Interim Agreement, however it allows the Review (as defined therein) by the Independent Party (as defined in the Hyperion-CBI Interim Agreement) to continue after termination of the Hyperion-CBI Interim Agreement and following the Effective Date pursuant to this Agreement, and (b) this Agreement replaces the provisions of Paragraph 10 of the Hyperion-Yeda Interim Agreement, however it allows the Review (as defined therein) by the Independent Party (as defined in the Hyperion-Yeda Interim Agreement) to continue after termination of the Hyperion-CBI Interim Agreement and following the Effective Date pursuant to this Agreement.

23. Amendment. The terms of this Agreement shall not be altered, amended, modified or otherwise changed in any respect except by a writing duly executed by all of the Parties, provided, however, that (a) the provisions of Sections 3 (except for an extension of the Option Period and except for Section 3(a) and 3(c)), 9, 10, 11 and 14 may be amended altered, amended, modified or otherwise changed in any respect by a writing duly executed by Hyperion, Hyperion Israel and CBI only, without requiring execution by any other Party; and that (b) the provisions of Sections 4, 5 and 22(a) may be amended altered, amended, modified or otherwise changed in any respect by a writing duly executed by Hyperion, Andromeda and CBI only, without requiring execution by any other Party, provided that no change may be made to the press release attached to this Agreement without Yeda’s consent, if such change affects any reference to Yeda or is inconsistent with any statement in the preamble to this Agreement.

24. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

25. Binding Agreement. This Agreement shall be binding upon, and inure to the benefit of, the Parties, and their respective agents, legal representatives, successors, transferees and assigns, and not to the benefit of any third party.

26. Construction. Should any provision of this Agreement require interpretation, the Parties agree that the interpretation of such provision shall not reflect any assumption that the provisions of this Agreement shall be more strictly construed against any Party because of the rule of construction that an instrument is to be construed more strictly against a drafting Party. Each Party hereby represents, acknowledges and agrees that all Parties have had a full and fair opportunity to participate in the preparation of this Agreement.

27. Confidentiality. The Parties agree that the existence of this Agreement and its terms are not confidential and may be shared, filed with applicable regulatory authorities or otherwise disclosed by any Party at its sole discretion without limitation; however, any information (other than the information which is publicly available) received by a Party or its respective member in the Steering Committee from another Party hereto in accordance with the terms of any of the Interim Agreements or this Agreement, is confidential and shall not be used by or disclosed to any other Persons by such receiving Party or Steering Committee member, except: (a) on a need-to-know basis, to any Party’s employees, directors, and officers; (b) to any Party’s in-house counsel; (c) to any Party’s outside counsel; (d) to any Party’s advisors who owe that Party a duty of confidentiality; (e) to any Party’s auditors; (f) to the extent disclosed in the joint public announcement and in the press release referred to in Section 14 above, or to the extent it becomes part of the public domain by public use, publication, general knowledge or the like through no fault of the receiving Party in breach of this Agreement; (g) to the extent disclosure to regulatory and/or

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governmental agencies is deemed advisable by counsel and/or is required in accordance with applicable law or stock exchange regulations; (h) to obtain legal or accounting advice; (i) to comply with a court order or lawfully issued subpoena; (j) in connection with a contemplated investment in such Party or a M&A of such Party and subject to a confidentiality undertaking by the recipient of the information, and (k) for any Party to seek to enforce the terms of this Agreement. Notwithstanding the foregoing, for purposes of securities law compliance, Hyperion and CBI reserve the right, each without the other Party’s prior consent, to make any public disclosure it believes in good faith is required by applicable securities laws and regulations or securities listing standards, in which case Hyperion or CBI, as the case may be, agrees to (i) subject to applicable law and to the extent reasonably possible, advise the other party (i.e. CBI or Hyperion, respectively) of its intention to make such disclosure, and (ii) subject to applicable law and to the extent reasonably possible, give such other party and its respective advisors the opportunity to comment on such disclosure prior to the making of such disclosure, and shall take such comments into consideration (without an obligation to implement) prior to making such disclosure. CBI and Yeda agree not to trade in the securities of Hyperion until the expiration of the Option Period and, if the Option is exercised, until the consummation of the Acquisition Closing.

28. Section Headings; References: Gender and Number. The titles of the Sections herein have been inserted as a matter of convenience and for reference only and shall not control or affect the meaning or construction of any of the terms or the provisions in the Section Words of any gender used in this Agreement shall be deemed to include the other gender or the neuter, and words in the singular shall be deemed to include the plural and the plural to include the singular when the sense requires.

29. Governing Law. This Agreement shall be construed under and governed by the internal laws of the State of Delaware without regard to any conflict of law principles.

30. Jurisdiction. The Parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located within the District of Delaware, in respect of the interpretation and enforcement of the provisions of this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 15 above, shall be valid and sufficient service thereof. With respect to any particular action, suit or proceeding, venue shall lie solely in the County of Newcastle, Delaware. For the avoidance of doubt this Section 30 shall not apply with respect to any Non-Released Claims under any other agreement between or among some or all of the Parties, with respect to which the operative governing law and jurisdiction provisions of which shall govern.

31. WAIVER OF JURY TRIAL. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR

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ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

32. No Waiver. No covenant, representation, warranty, or other provision in this Agreement can be waived, except by agreement in writing signed by the Party against whom enforcement of the waiver is sought. Any waiver of any provision of this Agreement or of any right hereunder shall not be deemed a continuing waiver and shall not prevent or estop such Party from thereafter enforcing such provision or right. The failure of any Party to insist in any one or more instance upon the strict performance by the other Party of any of the terms or provisions of this Agreement shall not be construed as a waiver or relinquishment for the future of any such terms or provisions, but the same shall continue in full force and effect.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties, in person or by their duly authorized agents, have hereunder executed and delivered this Completion of Phase III Clinical Trial, Option and Mutual Release Agreement, all effective as of the date first written above.

Hyperion Therapeutics, Inc.	Clal Biotechnology Industries Ltd.

/s/ Donald J. Santel	/s/ Orit Lidor	/s/ Ruben Krupik
By: Donald J. Santel	By: Orit Lidor	Ruben Krupik
Its: Chief Executive Officer	Its: Vice President	Chief Executive Officer

Hyperion Therapeutics Israel Holding Corp. Ltd.	Yeda Research and Development Company Ltd.

/s/ Natalie Holles	/s/ Prof. Mudi Sheves	/s/ Amir Naiberg
By: Natalie Holles	By: Prof. Mudi Sheves	Amir Naiberg
Its: Director	Its: Chairman	Chief Executive Officer

Andromeda Biotech Ltd.

/s/ Natalie Holles
By: Natalie Holles
Its: Director

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Exhibit A

Form of Acquisition Agreement

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SHARE PURCHASE AGREEMENT

BY AND AMONG

HYPERION THERAPEUTICS, INC.,

HYPERION THERAPEUTICS ISRAEL HOLDING CORP. LTD.

ANDROMEDA BIOTECH LTD.,

AND

CLAL BIOTECHNOLOGY INDUSTRIES LTD.

                    , 2015

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ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PURCHASER		24

4.1	Organization and Standing	24
4.2	Authority; Noncontravention	24
4.1	Solvency	25

ARTICLE 5 CONDUCT PRIOR TO THE CLOSING		25

5.1	Conduct of Business of the Company	25
5.2	Without limiting the generality or effect of the provisions of Section 5.1 above, during the period from the Agreement Date until the earlier of the termination of this Agreement and the Closing, the Company will not, without the consent of the Purchaser:	25

ARTICLE 6 ADDITIONAL AGREEMENTS		27

6.1	Regulatory Approvals	27
6.2	Reasonable Efforts	28
6.3	Litigation	29
6.4	Access to Information	29
6.5	Expenses	30
6.6	Corporate Matters	30
6.7	Tax Matters	30
6.8	Compliance with Obligations	30
6.9	Pre-Closing Net Current Liabilities/ION Liabilities	30
6.10	Post-Closing	31

ARTICLE 7 CONDITIONS TO THE SHARE PURCHASE		32

7.1	Conditions to Obligations of Each Party to Effect the Share Purchase	32
7.2	Additional Conditions to Obligations of the Company and the Company Shareholder	33
7.3	Additional Conditions to the Obligations of Purchaser	33

ARTICLE 8 TERMINATION, AMENDMENT AND WAIVER		35

8.1	Termination	35
8.2	Effect of Termination	35
8.3	Amendment	36
8.4	Extension; Waiver	36

ARTICLE 9 INDEMNIFICATION		36

9.1	[RESERVED]	36
9.2	Indemnification	36
9.3	Indemnifiable Damage Threshold; Other Limitations	37
9.4	Period for Claims	38
9.5	Claims	38
9.6	Resolution of Objections to Claims	39
9.7	Third-Party Claims	39
9.8	Indemnification by Purchaser	40
9.9	Treatment of Indemnification Payments	40

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9.10	Set-Off Rights	40
9.11	Tail D&O Insurance	41

ARTICLE 10 GENERAL PROVISIONS		41

10.1	Release and Waiver	41
10.2	Notices	41
10.3	Interpretation	44
10.4	Counterparts	44
10.5	Entire Agreement; Nonassignability; Parties in Interest	44
10.6	Assignment	44
10.7	Severability	45
10.8	Remedies Cumulative	45
10.9	Governing Law; Submission to Jurisdiction	45
10.10	Rules of Construction	45
10.11	Parent’s and Purchaser’s Due Diligence Investigation	45
10.12	WAIVER OF JURY TRIAL	46
10.13	Waiver of Conflicts Regarding Representation	46

EXHIBITS

Exhibit A	-	Definitions
Exhibit B	-	Form of Company Legal Opinion

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SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of             , 201[5] (the “Agreement Date”), by and among Hyperion Therapeutics, Inc., a Delaware corporation (“Parent”), Hyperion Therapeutics Israel Holding Corp. Ltd. an Israeli company and a wholly-owned subsidiary of Parent (“Company Shareholder”), Clal Biotechnology Industries Ltd. (the “Purchaser”), and Andromeda Biotech Ltd., an Israeli company (the “Company”).

RECITALS

A. The Company Shareholder is the legal owner and Parent is the beneficial owner of all of the Company Ordinary Shares.

B. The Parties, together with Yeda Research and Development Company Ltd., have entered into that certain Completion of Phase III Trial, Option and Mutual Release Agreement dated February 16, 2015 (the “CPO & Release Agreement”), setting forth, among other things, an option for Purchaser to acquire the Company from the Company Shareholder (the “Option”).

C. Purchaser has exercised the Option and desires, subject to the terms and conditions set forth in this Agreement, to purchase from the Company Shareholder and the Company Shareholder desires to sell to Purchaser all Company Ordinary Shares owned by the Company Shareholder free from any Encumbrances and subject to the terms and conditions set forth in this Agreement (the “Share Purchase”).

D. The Company, Company Shareholder, Parent and Purchaser desire to make certain representations, warranties, covenants and other agreements in connection with the Share Purchase as set forth herein.

E. The Board of Directors of the Company (the “Board of Directors”) has unanimously approved this Agreement and the transfer of the Company Ordinary Shares contemplated hereby in accordance with all applicable Legal Requirements.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and other agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

THE SHARE PURCHASE

1.1 Closing. Unless this Agreement is earlier terminated in accordance with Section 8.1, the closing (the “Closing”) of the transactions contemplated hereby (the “Transactions”) shall take place (i) as promptly as practicable (and in any event within five (5) Business Days) after the satisfaction or waiver of each of the conditions set forth in ARTICLE 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) or (ii) as such other time and date as Purchaser and the Company Shareholder may agree in writing. The Closing shall take place remotely via the exchange of documents and signature pages or at such location as the parties hereto agree. The date on which the Closing occurs is herein referred to as the “Closing Date.”

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1.2 Closing Deliveries.

(a) Purchaser Deliveries. Purchaser shall deliver to the Company and the Company Shareholder, as applicable, at or prior to the Closing, each of the following:

(i) documentation satisfactory to the Company evidencing the appointment by Purchaser of at least one director of the Company, which appointment is to become effective at the Closing;

(ii) a share transfer deed duly executed by Purchaser, for the receipt by Purchaser of the Company Ordinary Shares;

(iii) a certificate, dated as of the Closing Date and executed on behalf of the Purchaser by a director of the Purchaser, certifying true and correct copies of the resolutions adopted by the Board of Directors of the Purchaser authorizing the execution and delivery of this Agreement and the other agreements to which the Purchaser is a party pursuant to this Agreement, and the consummation of the transactions contemplated hereby; and

(iv) a certificate, dated as of the Closing Date, executed on behalf of Purchaser by a duly authorized officer of Purchaser to the effect that each of the conditions set forth in clause (a) of Section 7.2 has been satisfied.

(b) Company Deliveries. The Company shall deliver to Purchaser, at or prior to the Closing, each of the following:

(i) a certificate, dated as of the Closing Date and executed on behalf of the Company by Hyperion’s Chief Executive Officer authorized by the Company’s Board of directors to act on its behalf, to the effect that each of the conditions set forth in Section 7.3(a) and Section 7.3(d) has been satisfied;

(ii) a certificate, dated as of the Closing Date and executed on behalf of the Company by a member of its Board of Directors, certifying the Company’s (A) a true and complete copy of the Company’s articles of association, including all amendments thereto (the “Articles of Association”), (B) a complete list of the officers and directors of the Company, and (C) copies of resolutions adopted by the Board of Directors and shareholders of the Company authorizing the execution and delivery of this Agreement and the other agreements to which the Company is a party pursuant to this Agreement and the consummation of the Transactions;

(iii) a printout from the Israeli Registrar of Companies with respect to the Company, dated as of the Closing Date, reflecting that (x) the Company is not delinquent in payment of its annual dues or filing of an annual report, and (y) the Company has not been noted as being in breach of its legal filing requirements; and a printout from the Israeli Registrar of Companies with respect to the Company, dated as of the Closing Date, reflecting that no Encumbrance is registered on any of the Company Ordinary Shares.

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(iv) a written opinion from the Company’s Israeli legal counsel, in the form set forth on Exhibit A, dated as of the Closing Date and addressed to Purchaser;

(v) documentation satisfactory to Purchaser evidencing the resignation of each of the directors of the Company in office immediately prior to the Closing as directors of the Company, effective no later than immediately prior to the Closing; and

(vi) certificates representing the Company Ordinary Shares accompanied by a share transfer deed, duly executed by Company Shareholder, for transfer of such Company Ordinary Shares to Purchaser, in form and substance satisfactory to Purchaser, together with a copy of the share registry of the Company indicating that Purchaser is the sole shareholder of the Company all effective as of the Closing Date.

(c) Receipt by any party hereto of any of the agreements, instruments, certificates or documents delivered pursuant to this Section 1.2 shall not be deemed to be an agreement by such party that the information or statements contained therein are true, correct or complete, and shall not diminish such party’s remedies hereunder if any of the foregoing agreements, instruments, certificates or documents are not true, correct or complete.

1.3 The Share Purchase; Consideration.

(a) Payments to the Company Shareholder. Upon the terms and subject to the conditions set forth herein, the Company Shareholder agrees to sell, transfer and deliver to Purchaser at the Closing, and Purchaser agrees to purchase from the Company Shareholder, all rights, title and interest in and to the Company Ordinary Shares owned by the Company Shareholder as of immediately prior to the Closing free and clear of all Encumbrances, in exchange for the payment by Purchaser (jointly and severally) to the Company Shareholder, at Closing, of the following consideration:

(i) a number of shares of Parent Common Stock equal to the Share Consideration, subject to reduction if and to the extent provided in Section 6.11 hereof; and

(ii) if the number of shares of Parent Common Stock then held by Purchaser is less than the Share Consideration (such balance - the “Shortfall Stock”), then an amount in cash equal to the product of the Shortfall Stock times the Parent Stock Price, subject to reduction if and to the extent provided in Section 6.11 hereof (the “Closing Cash Payment”).

(b) Rights Not Transferable. The rights of the Company Shareholder under this Agreement as of immediately prior to the Closing are personal to such Company Shareholder and shall not be transferable for any reason otherwise than to Parent (without derogating from the provisions of Section 10.6 below concerning certain permitted assignments to its controlled Affiliates) or by operation of law, will or the laws of descent and distribution. Any attempted transfer of such rights (otherwise than as permitted by the immediately preceding sentence) shall be null and void.

1.4 Payment and Exchange Procedures.

(a) Payment Procedures.

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(i) At the Closing Date, the Company Shareholder shall deliver to the Purchaser all share certificates representing Company Ordinary Shares, or in the event that any such share certificate has been lost, stolen, or destroyed, an affidavit of lost certificate executed by the Company Shareholder thereof in form and substance reasonably satisfactory to Purchaser.

(ii) Against delivery to Purchaser of the applicable share certificate, or in the event that any such share certificate has been lost, stolen, or destroyed, an affidavit of lost certificate executed by the Company Shareholder thereof in form and substance reasonably satisfactory to Purchaser, the Parent and/or Purchaser (jointly and severally) shall deliver to the Company Shareholder a certificate(s) representing the number of shares of Parent Common Stock that the Company Shareholder has the right to receive pursuant to Section 1.3(a), and, if applicable, a wire transfer of immediately available funds, representing the cash amount that the Company Shareholder has the right to receive pursuant to Section 1.3(a)(i).

(b) No Interest. Notwithstanding anything to the contrary contained herein, no interest shall accumulate on any cash payable in connection with the Share Purchase and the other Transactions.

1.5 No Further Ownership Rights in the Company Ordinary Shares. All cash paid or payable following the surrender for exchange of Company Ordinary Shares in accordance with the terms hereof shall be so paid or payable in full satisfaction of all rights pertaining to such Company Ordinary Shares and there shall be no further registration of transfers on the records of the Company of Company Ordinary Shares, which were issued and outstanding immediately prior to the Closing.

1.6 Tax Consequences. Without derogating from the representations under Sections 2.11 and 3.6 below, no party to this Agreement makes any representations or warranties to the other parties hereto regarding the Tax treatment of the Share Purchase, or any of the Tax consequences of such other parties to this Agreement, the Share Purchase or any of the other transactions or agreements contemplated hereby. Each party to this Agreement acknowledges that such party is relying solely on its own Tax advisors in connection with this Agreement, the Share Purchase and the other transactions and agreements contemplated hereby.

1.7 Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such similar Taxes and fees (including any penalties and interest) incurred by the Company Shareholder in connection with this Agreement (together, “Transfer Taxes”) shall be paid by the Company Shareholder when due, and Company Shareholder shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all Transfer Taxes.

1.8 Withholding Rights.

(a) The Purchaser (“Payor”) shall be entitled to deduct and withhold from any consideration otherwise deliverable by Payor under this Agreement (including with respect to in-kind payments and payments in shares) and from any other payments otherwise required pursuant to this Agreement, to Company Shareholder or Parent (each, a “Payee”), such amounts in cash or shares as Payor is reasonably required to deduct and withhold, provided that such deduction or withholding requirement do not relate to Payor’s tax liability resulting from its disposition of the Hyperion Shares, with respect to any such deliveries and payments under the Code, the ITO or any provision of state, local,

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

provincial or foreign tax law, subject to its payment to the relevant tax authority. To the extent that amounts are so withheld, such withheld amounts shall, subject to its timely payment to the relevant tax authority, be treated for all purposes of this Agreement as having been delivered and paid to the applicable Payee in respect of which such deduction and withholding was made. The Payor shall provide to Payee a certificate confirming that such withholding has been made.

(b) Notwithstanding the provisions of Subsection (a) above, with respect to Israeli Tax, any amount payable to a Payee under this Agreement (whether in cash or in kind) shall, at the request of such Payee, be retained by the third-party paying agent appointed under the CPO and Release Agreement (if and when appointed) unless otherwise agreed by the Parties (the “Paying Agent”) for the benefit of each such Payee for a period of one-hundred eighty (180) days from the date of such payment or until an earlier date required in writing by such Payee (the “Withholding Drop Date”) (during which time, unless otherwise specifically instructed by the ITA, no amounts shall be withheld for Israeli Taxes from the payments so deliverable to such Payee pursuant to this Agreement, except as provided below and during which time a Payee may obtain a Valid Tax Certificate (as defined below)). If a Payee delivers, no later than three (3) Business Days prior to the Withholding Drop Date a Valid Tax Certificate to the Paying Agent, then the deduction and withholding of any Israeli Taxes shall be made only in accordance with the provisions of such Valid Tax Certificate and the balance of the payment that is not withheld shall be paid to such Payee. If any Payee (i) does not provide Payor with a Valid Tax Certificate, by no later than three (3) Business Days before the Withholding Drop Date, or (ii) submits a written request to release his portion of the consideration due under this Agreement prior to the Withholding Drop Date and fails to submit a Valid Tax Certificate at or before such time, then the amount to be withheld from such payment due under this Agreement shall be calculated according to the applicable withholding rate as reasonably determined by the Payor. A “Valid Tax Certificate” shall be a certification or ruling issued by the ITA that is valid and applicable as determined by the Payor in its reasonable discretion, (x) exempting the Payor and the Paying Agent from the duty to withhold Israeli Taxes with respect to such Payee, (y) determining the applicable rate of Israeli tax to be withheld from such Payee or (z) providing any other instructions regarding the payment or withholding with respect to the applicable consideration of such Payee. Without derogating from the foregoing, each Payee shall provide Payor in advance with drafts of all applications and submissions to the ITA relating to the Payor’s withholding obligations with respect to payments made under this Agreement in order to allow for good faith coordination, provided, however, that no such coordination is required in case such Payee presents a Valid Tax Certificate that relates specifically to the payments made to such Payee.

(c) With respect to any payment or consideration in the form of shares, Payor shall, subject to the provisions of Section 1.8(a) above, be entitled to sell the portion of shares otherwise deliverable to the applicable Payee that is required to enable Payor to comply with the applicable deduction or withholding requirement, provided that such deduction or withholding requirement do not relate to Payor’s tax liability resulting from its disposition of the Hyperion Shares. The applicable Payor shall notify the relevant Payee that such sale and withholding or deduction was made and remit to such Payee any balance of the proceeds of such sale not applied to the payment of taxes less any costs or expenses incurred by the relevant Payor (excluding any payments related to the Payor’s tax liability as result of disposing such shares) in connection with such sale. To the extent that (i) a Payee has not presented, to the Paying Agent or Payor, as applicable, a Valid Tax Certificate providing for full exemption from tax withholding, and (ii) the Payor or the Paying Agent, as applicable, is unable, for whatever reason, to sell the applicable portion of the shares required to finance the deduction or withholding requirement, then the Payor shall transfer the full payment or consideration to the Paying

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Agent, or the Paying Agent shall continue holding such payments or consideration, as applicable, until the earlier of: (a) receipt of a Valid Tax Certificate from the Payee providing for full exemption from tax withholding, or (b) practical ability of the Payor or Paying Agent, as applicable, to sell such portion of shares otherwise deliverable to Payee that is required to enable the Paying Agent or Payor, as applicable, to comply with the applicable deduction or withholding requirement.

(d) If a third party Paying Agent has not been appointed prior to the date of any payment under this Agreement, Purchaser shall be deemed the Paying Agent hereunder. Upon the appointment of such third party Paying Agent, Purchaser will make the transfer of consideration that would otherwise have been made to such third party Paying Agent.

1.9 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Purchaser with full right, title and interest in and to the Company Ordinary Shares, the officers and directors of the Company are fully authorized, in the name and on behalf of the Company or otherwise, to take all lawful action necessary or desirable to accomplish such purpose or acts, so long as such action is not inconsistent with this Agreement.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to the disclosures set forth in the disclosure letter of the Company delivered to Purchaser concurrently with the parties’ execution of this Agreement (the “Company Disclosure Letter”) (each of which disclosures, in order to be effective, shall clearly indicate the Section to which it relates (unless and only to the extent the relevance to other representations and warranties is readily apparent from the actual text of the disclosures without any reference to extrinsic documentation or any independent knowledge on the part of the reader regarding the matter disclosed), and each of which disclosures shall also be deemed to be representations and warranties made by the Company to Purchaser under this ARTICLE 2), the Company represents and warrants to Purchaser, as of the date hereof and as of the Closing Date, as follows:

2.1 Organization, Standing, Power and Subsidiaries.

(a) The Company is a corporation duly organized and validly existing under the laws of the State of Israel. The Company has the corporate power to own its properties and to conduct its business as now being conducted and as currently proposed by it to be conducted and is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified and in good standing, individually or in the aggregate with any such other failures, would reasonably be expected to result in liability that is material to the Company. The Company is not in violation of any of the provisions of its Articles of Association.

(b) Except as set forth on Schedule 2.1(b) of the Company Disclosure Letter, the Company has and, since the Reference Date has had, no subsidiaries or any Equity Interest, whether direct or indirect, in, or any loans to, any corporation, partnership, limited liability company, joint venture or other business entity.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c) Schedule 2.1(c) of the Company Disclosure Letter sets forth a true, correct and complete list of: (i) the names of the members of the Board of Directors (or similar body) of the Company; (ii) the names of the members of each committee of the Board of Directors (or similar body) of the Company; and (iii) the names and titles of the officers of the Company.

(d) Schedule 2.1(d) of the Company Disclosure Letter sets forth (i) a list of all jurisdictions throughout the world in which the Company is authorized or qualified to do business as a foreign corporation, (ii) a true, correct and complete listing of the locations of all sales office, manufacturing facilities, and any other office or facilities of the Company and (iii) a true and complete list of all jurisdictions in which the Company maintains any employees or contractors.

2.2 Capital Structure.

(a) The authorized share capital of the Company consists of NIS             , divided into              Company Ordinary Shares. As of the Agreement date and as of the Closing Date, (i) a total of              Company Ordinary Shares are issued and outstanding, all and (ii) there are no other issued and outstanding share capital or other securities of the Company and no outstanding commitments or Contracts to issue any share capital or other securities of the Company. The Company holds [            ] Ordinary Shares as treasury shares. Schedule 2.2(a) of the Company Disclosure Letter accurately sets forth, as of the Agreement Date, the name of each Person that is the registered owner of any Company Ordinary Shares and the number of such shares so owned by such Person. The number of such shares set forth as being so owned by such Person constitutes the entire interest of such Person in the issued and outstanding capital stock or voting securities of the Company. All issued and outstanding Company Ordinary Shares are duly authorized, validly issued, fully paid and non-assessable and are free of any Encumbrances, preemptive rights, rights of first refusal or “put” or “call” rights created by statute, the Articles of Association of the Company or any Contract to which the Company is a party or by which the Company is bound. All corporate actions and proceedings after the Reference Date on the part of the Company in connection with all transactions involving the sale of the Company’s securities among and between the Company’s present and past shareholders have complied with all applicable securities laws. After the Reference Date, the Company has not declared or paid any dividends on any Company Ordinary Shares. There is no liability for dividends accrued and unpaid by the Company. The Company is not under any obligation to register under any securities laws any Company Ordinary Shares or any other securities of the Company, whether currently outstanding or that may subsequently be issued. No Company Ordinary Shares or Company Options were issued after the Reference Date, whether or not outstanding as of the Agreement Date. The Company Shareholder is the sole legal owner and Parent is the sole beneficial owner of all of the Company Ordinary Shares, and such Company Ordinary Shares constitute the entire interest of the Company Shareholder and Parent in the issued and outstanding share capital or voting securities of the Company, and, to the Company’s knowledge, no other Person has any right, title or interest in or to such Company Ordinary Shares.

(b) No Person has any right to acquire any Company Ordinary Shares or any Company Options or other rights to purchase Company Ordinary Shares or other securities of the Company, from the Company or the Company Shareholder.

(c) No bonds, debentures, notes or other indebtedness of the Company (i) granting its holder the right to vote on any matters on which shareholders may vote (or which is convertible into, or exchangeable for, securities having such right) or (ii) the value of which is any way based upon or derived from capital or voting stock of the Company, is issued or outstanding as of the Agreement Date (collectively, “Company Voting Debt”).

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(d) There are no options, warrants, calls, rights or Contracts of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Company Ordinary Shares, Company Options or other rights to purchase Company Ordinary Shares or other securities of the Company, or any Company Voting Debt, or obligating the Company to grant, extend, accelerate the vesting and/or repurchase rights of, change the price of, or otherwise amend or enter into any such Company Option, call, right or Contract. There are no Contracts relating to voting, purchase, sale or transfer of any Company Ordinary Shares.

(e) The Company Shareholder is the holder and the legal owner of all of the issued and outstanding share capital of the Company, and such share capital constitutes the entire interest of the Company Shareholder in the issued and outstanding share capital, voting securities or other securities of the Company. As of the Closing, no other Person will have a right to acquire any Company Ordinary Shares and/or Company Options from the Company or from the Company Shareholder. In addition, the Company Ordinary Shares will be, as of the Closing, free and clear of any Encumbrances created by the Articles of Association of the Company or any Contract to which the Company is a party or by which it is bound.

2.3 Authority; Noncontravention.

(a) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms subject only to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. The Board of Directors, by resolutions duly adopted (and not thereafter modified or rescinded) by the unanimous vote of the Board of Directors, has approved and adopted this Agreement and approved the Share Purchase. The vote of the Company Shareholders is required in connection with the execution, delivery or performance of this Agreement by the Company or the Company Shareholder and the consummation of the Share Purchase and the other transactions contemplated by this Agreement.

(b) The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, (i) result in the creation of any Encumbrance on any of the material properties or assets of the Company or to the knowledge of the Company, any of the Company Ordinary Shares or (ii) conflict with, or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or require any consent, approval or waiver from any Person pursuant to, (A) any provision of the Articles of Association, in each case as amended to date, (B) any Contract of the Company or any Contract applicable to any of their respective material properties or assets, or (C) any Legal Requirements applicable to the Company or any of their respective material properties or assets.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the OCS Notice and the execution by Purchaser of an undertaking in customary form in favor of the OCS to comply with the applicable Israeli Encouragement of Industrial Research and Development Law, 1984, and (ii) such other consents, authorizations, filings, approvals, notices and registrations which, if not obtained or made, would not be material to the Company’s ability to consummate the Share Purchase or to perform its obligations under this Agreement and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

(d) The Company, its Board of Directors and the Company Shareholders have taken all actions such that the restrictive provisions of any “fair price,” “moratorium,” “control share acquisition,” “business combination,” “interested shareholder” or other similar anti-takeover statute or regulation, and any anti-takeover provision in the governing documents of the Company will not be applicable to any of the Company or Purchaser or to the execution, delivery of, or performance of the transactions contemplated by this Agreement or to the Transactions.

2.4 Financial Statements.

(a) The Company has delivered to Purchaser its unaudited list of assets and Liabilities (including ION Liabilities) as of the end of the calendar month end immediately preceding the Agreement Date, or, if the Agreement Date is within 10 business days of such month end, as of the end of the immediately preceding calendar month (the “A&L Statement”), which are included as Schedule 2.4(a). of the Company Disclosure Letter. The A&L Statement (i) is derived from and in accordance with the books and records of the Company at the date therein indicated (the “Company A&L Date”), (ii) has been prepared in accordance with GAAP applied on a consistent basis as it would relate to the preparation of the A&L Statement, and (iii) is complete and accurate in all material respects.

(b) The Company has no Liabilities other than those set forth or adequately provided for in the A&L Statement. The Company has no off balance sheet Liability of any nature to, or any financial interest in, any third party or entities, the purpose or effect of which is to defer, postpone, reduce or otherwise avoid or adjust the recording of expenses incurred by the Company. Without limiting the generality of the foregoing, the Company has not guaranteed any debt or other obligation of any other Person since the Reference Date.

(c) Since the Reference Date the Company has maintained a system of internal accounting controls consistent with that which has been maintained as of immediately prior to the Reference Date, and there has been no change in the Company accounting policies since the Reference Date.

(d) Schedule 2.4(d). of the Company Disclosure Letter sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains accounts of any nature and the names of all Persons authorized to draw thereon or make withdrawals therefrom.

(e) The Company has no indebtedness for money borrowed (“Company Debt”).

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.5 Absence of Certain Changes. Since the Company A&L Date:

(a) the Company has not made or entered into any Contract or letter of intent with respect to, or otherwise effected, any acquisition, sale, license, disposition or transfer of any asset of the Company,

(b) except as required by GAAP, there has not occurred any change in accounting methods or practices (including any change in depreciation or amortization policies or rates or revenue recognition policies or establishment of reserves) by the Company or any revaluation by the Company of any of its assets,

(c) the Company has not made any Tax election, prepared any Tax Returns in a manner which is inconsistent with the past practices of the Company with respect to the treatment of items on such Tax Returns, incurred any material liability for Taxes other than in the ordinary course of business consistent with past practice, filed an amended Tax Return or a claim for refund of Taxes with respect to the income, operations or property of the Company, or settled any claim relating to Taxes,

(d) there has not occurred any declaration, setting aside, or payment of a dividend or other distribution with respect to any securities of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its securities, or any change in any rights, preferences, privileges or restrictions of any of its outstanding securities,

(e) the Company has not entered into, amended, extended the term, renewed or terminated any Material Contract, and there has not occurred any default or breach under any Material Contract to which the Company is a party or by which it is, or any of its assets and properties are, bound,

(f) there has not occurred any amendment or change to the Articles of Association,

(g) the Company has not incurred, created or assumed any Encumbrance (other than a Permitted Encumbrance) on any of its assets or properties, any Liability for borrowed money or any Liability as guarantor or surety with respect to the obligations of any other Person,

(h) the Company has not incurred any Liability to its directors, officers or shareholders,

(i) the Company has not sold, disposed of, transferred or licensed to any Person any rights to any Company-Owned IP Rights,

(j) there has been no application for or receipt of a Government Grant, and

(k) there has not occurred any announcement of, any negotiation by or any entry into any Contract by the Company to do any of the things described in the preceding clauses (a) through (j) (other than negotiations and agreements with Purchaser and its representatives regarding the transactions contemplated by this Agreement).

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.6 Litigation. There is no private or governmental action, suit, proceeding, claim (including any claim for injury by participants in clinical studies), mediation, arbitration or investigation pending before any Governmental Entity (a “Legal Proceeding”), or, to the knowledge of the Company, threatened against the Company or any of its assets or properties or any of its directors, officers or employees (in their capacities as such or relating to their employment, services or relationship with the Company). There is no judgment, decree, injunction or order against the Company, any of its assets or properties, or, to the knowledge of the Company, any of their respective directors, officers or employees (in their capacities as such or relating to their employment, services or relationship with the Company) created after the Reference Date. To the knowledge of the Company, there is no reasonable basis for any Person to assert a claim against the Company based upon the Company entering into this Agreement or any of the other transactions or agreements contemplated hereby. The Company does not have any Legal Proceeding pending against any other Person. Since the Reference Date there has been no Legal Proceedings to which the Company has been a party or which relate to any its assets or properties or any of its officers or directors (in their capacities as such or relating to their employment, services or relationship with the Company), or any such Legal Proceedings which were settled prior to the institution of formal proceedings.

2.7 Restrictions on Business Activities. There is no Contract, judgment, injunction, order or decree binding upon the Company that has or would reasonably be expected to have, whether before or after consummation of the Share Purchase, the effect of prohibiting, restricting or impairing any current or presently proposed business practice of the Company, any acquisition of property by the Company or the conduct or operation of the Business or limiting the freedom of the Company to engage in any line of business, to sell, license or otherwise distribute services or the Company Product in any market or geographic area, or to compete with any Person.

2.8 Compliance with Laws; Governmental Permits.

(a) Since the Reference Date, to the knowledge of the Company, the Company has complied in all material respects with, is not in violation of, and has not received any notices of violation with respect to, any applicable Legal Requirement with respect to the conduct of its business, or the ownership or operation of its business. Since the Reference Date, to the Company’s knowledge, no event has occurred, and no condition or circumstance exists, that will (with or without notice or lapse of time) constitute or result in a material violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement. Since the Reference Date, neither the Company nor, to the knowledge of the Company, any director, officer, or employee thereof (in their capacities as such or relating to their employment, services or relationship with the Company), has not given, offered, paid, promised to pay or authorized payment of any money, any gift or anything of value, with the purpose of influencing any act or decision of the recipient in his or her official capacity or inducing the recipient to use his or her influence to affect an act or decision of a government official or employee, to any (i) governmental official or employee, (ii) political party or candidate thereof, or (iii) Person while knowing that all or a portion of such money or thing of value would be given or offered to a governmental official or employee or political party or candidate thereof.

(b) Since the Reference Date, the Company has not received any notice or other communication from any Governmental Entity regarding (i) any actual or possible violation of law or any federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity issued to the Company (“Company Authorization”) or any failure to comply with any term or requirement of any Company Authorization or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Company Authorization. Since the Reference Date, the Company has materially complied with all of the terms of the Company Authorizations.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.9 Title to Assets. The Company has good and valid title to, or valid leasehold interests in, all of its respective properties, and interests in properties and assets, real and personal, reflected on the Company Balance Sheet or acquired after the Company Balance Sheet Date, or, with respect to leased properties and assets, valid leasehold interests in such properties and assets that afford the Company valid leasehold possession of the properties and assets that are the subject of such leases, in each case, free and clear of all Encumbrances, except (i) Permitted Encumbrances incurred in the ordinary course of business consistent with past practice for obligations not past due, and (ii) such imperfections of title and non-monetary Encumbrances as do not and will not detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise impair business operations involving such properties. The Company has no leases, subleases and other agreements under which the Company uses or occupies or has the right to use or occupy, now or in the future, any real property or facility. The Company does not currently own any real property.

2.10 Intellectual Property Rights.

(a) The Company (i) owns and has independently developed or acquired, or (ii) has the valid right or license to, all Company IP Rights.

(b) Since the Reference Date, the Company has not transferred ownership of any Intellectual Property that is or was Company-Owned IP Rights to any third party, or knowingly permitted the Company’s rights in any Intellectual Property that is or was Company-Owned IP Rights to enter the public domain or, with respect to any Intellectual Property for which the Company have submitted an application or obtained a registration, lapse (other than through the expiration of registered Intellectual Property at the end of its maximum statutory term).

(c) The Company owns and has good and exclusive title to each item of Company-Owned IP Rights and each item of Company Registered Intellectual Property, free and clear of any Encumbrances (other than Permitted Encumbrances). To the knowledge of the Company, the right, license and interest of the Company in and to all Third Party Intellectual Property Rights licensed by the Company from a third party are free and clear of all Encumbrances (excluding restrictions contained in the applicable written license agreements with such third parties and Permitted Encumbrances) (for clarity, Company does not make any representation or warranty that the Third Party Intellectual Property Rights are free of Encumbrances).

(d) Neither the execution and delivery or effectiveness of this Agreement nor the performance of the Company’s obligations under this Agreement will cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any Company-Owned IP Right, or impair the right of the Company or Purchaser to use, possess, sell or license any Company-Owned IP Right or portion thereof.

(e) Schedule 2.10(e) of the Company Disclosure Letter sets forth a true, correct and complete list as of the Agreement Date of all Company Registered Intellectual Property, including the owner(s) of each such item of Company Registered Intellectual Property and the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered or in which any

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

application for such issuance and registration has been filed, or in which any other filing or recordation has been made. Schedule 2.10(e) of the Company Disclosure Letter sets forth a list of all actions that are required to be taken by the Company within 120 days of the Agreement Date with respect to any of the Company Registered Intellectual Property in order to avoid prejudice to, impairment or abandonment of such Company Registered Intellectual Property.

(f) To the knowledge of the Company, each item of Company Registered Intellectual Property is valid and enforceable (or in the case of applications, subsisting), and no such item has been abandoned or allowed to lapse. The Company Registered Intellectual Property listed in Schedule 2.10(e) of the Company Disclosure Letter have been filed, prosecuted and maintained in good faith and in a commercially reasonable manner and in compliance with applicable Legal Requirements, and is in good administrative standing. All registration, maintenance and renewal fees currently due in connection with the Company Registered Intellectual Property listed in Schedule 2.10(e) of the Company Disclosure Letter have been paid and all documents, recordations and certificates in connection with such Company Registered Intellectual Property currently required to be filed have been filed with the relevant patent, copyright, trademark or other authorities in the United States, Israel or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such Company Registered Intellectual Property and recording the Company’s or the relevant licensor’s ownership interests therein. To the knowledge of the Company, none of the Company Registered Intellectual Property is currently involved in any interference, inventorship dispute, reissue, reexamination, opposition, or cancellation claim or proceeding or any claim or proceeding, and the Company has not received any written notice from any Person regarding any such claim or proceeding and to the Company’s knowledge no grounds exist for any such action or proceeding. To the knowledge of the Company, there is no threatened claim or proceeding of the nature described in the immediately preceding sentence, nor any facts or circumstances that could reasonably be expected to give rise to the same. The Company has not entered into any Contract granting any person the right to control the prosecution of any of the Company Registered Intellectual Property listed in Schedule 2.10(e) of the Company Disclosure Letter.

(g) With respect to actions taken or events occurring after the Reference Date, the Company is not or shall not be as a result of the execution and delivery or effectiveness of this Agreement or the performance of the Company’s obligations under this Agreement, in breach of Company IP Rights Agreements and the consummation of the transactions contemplated by this Agreement will not result in the modification, cancellation, termination, suspension of, or acceleration of any payments with respect to the Company IP Rights Agreements, or give any non-Company party to any Company IP Rights Agreement the right to do any of the foregoing. With respect to actions taken or events occurring after the Reference Date, following the Closing, the Company (as wholly-owned by Purchaser) will be permitted to exercise all of the Company’s rights under the Company IP Rights Agreements to the same extent the Company would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay.

(h) None of the Company IP Rights Agreements grants any third party exclusive rights to or under any Company IP Rights or grants any third party the right to sublicense any Company IP Rights.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(i) There are no royalties, honoraria, fees or other payments payable by the Company to any Person (other than (i) one time, lump-sum fees payable for end-user or other licenses to generally commercially available software or products and (ii) salaries payable to employees, consultants and independent contractors not contingent on or related to use of their work product) as a result of the ownership, use, possession, license-in, license-out, sale, marketing, advertising or disposition of any Company IP Rights by the Company.

(j) The Company has not brought any action, suit or proceeding for infringement or misappropriation of any Intellectual Property or breach of any Company IP Rights Agreement. The Company has not entered into any Contract granting any Person the right to bring infringement, or misappropriation actions with respect to, or otherwise to enforce rights with respect to, any of the Company-Owned IP Rights.

(k) From the Reference Date, the Company has not been sued in any suit, action or proceeding (or received any written notice or, to the knowledge of the Company, threat) which involves a claim of infringement or misappropriation of any Third Party Intellectual Property Rights or which contests the validity, ownership or right of the Company to own or exercise any Intellectual Property right and to the Company’s knowledge no grounds exist for any such suit, action or proceeding. Since the Reference Date, the Company has not received any written communication that involves an offer to license or grant any other rights or immunities under any Third Party Intellectual Property Rights.

(l) To the knowledge of the Company, with respect to actions taken or events occurring after the Reference Date, the Company has no Liability for infringement or misappropriation of Third Party Intellectual Property Rights or for unfair competition or unfair trade practices under the laws of any jurisdiction. To the knowledge of the Company, the operation of the business of the Company as such business is currently conducted and as currently proposed by the Company to be conducted by the Company has not and does not infringe or misappropriate any Third Party Intellectual Property Rights and does not constitute unfair competition or unfair trade practices under the laws of any jurisdiction and there is no substantial basis for a claim that the operation of the business of the Company will infringe, is infringing or has infringed on or misappropriated any Third Party Intellectual Property Rights, or constitutes or has constituted unfair competition or unfair trade practices under the laws of any jurisdiction. The Company has not received any opinion of counsel that any Company Product or the operation of the business of the Company as previously or currently conducted by the Company infringes or misappropriates any Third Party Intellectual Property Rights.

(m) With respect to actions taken or events occurring after the Reference Date, none of the Company-Owned IP Rights, the Company Products, or the Company is subject to any proceeding or outstanding order, or stipulation (A) restricting in any manner the use, transfer, or licensing by the Company of any Company-Owned IP Right or any Company Product, or which may affect the validity, use or enforceability of any such Company-Owned IP Right or Company Product, or (B) restricting the conduct of the business of the Company in order to accommodate Third Party Intellectual Property Rights.

(n) Since the Reference Date, no Person (other than Persons who were employees or consultants of the Company as of the Reference Date) has, independently or jointly contributed to the conception, reduction to practice, creation or development of any Company-Owned IP Rights and Company Registered Intellectual Property, unless the Company has secured from such Person unencumbered and unrestricted exclusive ownership of, all such third party’s Intellectual Property in such contribution that the Company does not already own by operation of law and such third party has not retained any rights or licenses with respect thereto.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(o) To the knowledge of the Company, no current or former employee, consultant or independent contractor of the Company: (i) is in violation of any term or covenant of any Contract relating to invention disclosure (including patent disclosure), invention assignment, non-disclosure or any other Contract with any other party by virtue of such employee’s, consultant’s or independent contractor’s being employed by, or performing services for, the Company or using trade secrets or proprietary information of others without permission; or (ii) has developed, created or discovered any Company-Owned IP Rights for the Company that is subject to any agreement under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights to any Intellectual Property in the Company-Owned IP Rights.

(p) The Company has not hired any employees since the Reference Date.

(q) With respect to action taken or event occurring after the Reference Date, no current or former employee, consultant or independent contractor of the Company has any right, license, claim or interest whatsoever in or with respect to any Company-Owned IP Rights, nor any option to obtain any such right, license, claim or interest.

(r) Since the Reference Date, the Company has taken all commercially reasonable steps to protect and preserve the confidentiality of all confidential or non-public information included in the Company IP Rights, including, but not limited to, trade secrets (“Confidential Information”). After the Reference Date, all use, disclosure or appropriation of Confidential Information owned by the Company by or to a third party has been pursuant to the terms of a written Contract between the Company and such third party. After the Reference Date, all use, disclosure or appropriation of Confidential Information by the Company not owned by the Company has been pursuant to the terms of a written agreement between the Company or such Affiliate and the owner of such Confidential Information, or is otherwise lawful. All current and former employees and consultants of the Company who have been engaged after the Reference Date (if any), having access to Confidential Information or proprietary information of any of their respective customers or business partners have executed and delivered to the Company an agreement regarding the protection of such Confidential Information or proprietary information (in the case of proprietary information of the Company’s customers and business partners, to the extent required by such customers and business partners).

(s) Neither the Company nor, to the knowledge of the Company, any other Person then acting on the Company’s behalf has disclosed, delivered or licensed to any third party Person, agreed to disclose, deliver or license to any third party Person, or permitted the disclosure or delivery to any escrow agent or other third party Person of, any Company Proprietary Specifications. To the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in the disclosure, delivery or license by the Company or any Person then acting on the Company’s behalf to any third party Person of any Company Proprietary Specifications.

(t) After the Reference Date, the Company has complied with all applicable Legal Requirements and its internal privacy policies relating to the use, collection, storage, disclosure and transfer of any personally identifiable information collected by the Company. The execution, delivery

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and performance of this Agreement, will comply with all applicable Legal Requirements relating to privacy and with the Company’s privacy policies. Since the Reference Date, the Company has not received a complaint regarding the Company’s collection, use or disclosure of personally identifiable information.

(u) Except as set forth in Schedule 2.10(u), after the Reference Date, no funding from any granting agency and no government funding (including OCS funding), facilities of a university, college, other educational institution or research center, or funding from any Person was used in the creation or development of any Company-Owned IP Rights. The Company is not a party to any contract, license or agreement with any Governmental Entity that grants to such Governmental Entity any right or license with respect to any Company-Owned IP Rights.

2.11 Taxes.

(a) Since the Reference Date, the Company, and any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company is or has been after the Reference Date a member, have properly completed and timely filed all Tax Returns required to be filed by them and have timely paid all Taxes required to be paid. Since the Reference Date, all Tax Returns were complete and accurate in all material respects and have been prepared in compliance with all applicable Legal Requirements. The Company has delivered to Purchaser correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company. Since the Reference Date, the Company has not requested or received any legal or accounting opinions relating to any position taken on any Tax Return that has not been made available to Purchaser.

(b) The Company has no Liabilities for unpaid Taxes, which relate to a period ending after the Reference Date (except for Taxes, including advance Tax liabilities, that were due prior to the Reference Date, to the extent such Liabilities relate to the period prior to the Reference Date), of the Company for any periods or portions of periods prior to or through the Closing Date.

(c) Since the Reference Date, all Tax deficiencies that have been claimed, proposed, or asserted in writing by any Governmental Entity against the Company have been fully paid or finally settled.

(d) To the knowledge of the Company, since the Reference Date, there is (i) no claim for Taxes being asserted against the Company that has resulted in a lien against the property of the Company other than liens for Taxes not yet due and payable, (ii) no formal or informal audit or pending audit of, administrative or judicial Tax proceedings, or Tax controversy associated with, any Tax Return of the Company being conducted by a Tax Authority, (iii) no extension of any statute of limitations on the assessment of any Taxes granted by the Company currently in effect, (iv) no agreement to any extension of time for filing any Tax Return which has not been filed and (v) no power of attorney granted by or with respect to the Company relating to Taxes that is currently in force. Since the Reference Date, the Company has not received from any Governmental Entity any (i) notice, whether or not in written form, indicating an intent to open an audit or other review with respect to Taxes, (ii) written request for information related to Tax matters, or (iii) notice, whether or not in written form, of deficiency or proposed adjustment for any amount of Tax.

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(e) To the Company’s knowledge, since the Reference Date, no written claim has been made by any Governmental Entity in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.

(f) Since the Reference Date, the Company has timely reported, withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, equity interest holder, or other third party.

(g) Since the Reference Date, the Company is not a party to or bound by any Tax sharing, Tax indemnity, or Tax allocation agreement nor does the Company have any Liability or potential Liability to another party under any such agreement.

(h) With respect to actions taken or events occurring after the Reference Date, neither the Company nor any predecessor of the Company has ever been a member of a consolidated, combined, unitary or aggregate group of which the Company or any predecessor of the Company was not the ultimate parent corporation.

(i) To the Company’s knowledge, the Company will not be required to include in income, or exclude any item of deduction from, Taxable income for any Taxable period (or portion thereof) ending on or prior to the Closing Date as a result of any of the following actions if occurred after the Reference Date (i) change in method of accounting for a Taxable period ending on or prior to the Closing Date; (ii) agreement in writing with any Tax Authority relating to the liability of the Company in respect of any Tax for any taxable period ending on or prior to; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; or (iv) prepaid amount received on or prior to the Closing Date.

(j) The Company has in its possession official foreign government receipts for any Taxes paid by it after the Reference Date to any foreign Tax Authority.

(k) The Company has made available to Purchaser all documentation relating to any applicable Tax holidays or incentives. To the knowledge of the Company, Since the Reference Date, the Company is in compliance with the requirements for any applicable Tax holidays or incentives and none of the Tax holidays or incentives will be jeopardized by the transaction contemplated in this Agreement.

(l) With respect to actions taken or events occurring after the Reference Date, (i) the Company is not and has not been a “United States real property holding corporation” within the meaning of Section 897 of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and (ii) the Company is not and has not been a “real-estate company” (“Igud Mekarkein”) for Israeli tax purposes.

(m) Since the Reference Date, the Company has complied (and until the Closing will comply) with all applicable Legal Requirements relating to the payment, reporting and withholding of withholding of Taxes pursuant to Sections 1441, 1442, 1445 and 1446 of the Code or similar provisions under any applicable foreign law, has, within the time and in the manner prescribed by law, withheld from Taxes (including employee wages or consulting compensation and paid over to the proper governmental authorities (or is properly holding for such timely payment) all amounts required to be so withheld and paid over under all applicable Legal Requirements, including federal and state income Taxes, Federal Insurance Contribution Act, Medicare, Federal Unemployment Tax Act, relevant state income and employment Tax withholding laws, and has timely filed all withholding Tax Returns, for all periods through and including the Closing Date.

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(n) Since the Reference Date, none of the Company or the Company Shareholder (with respect to the Shares held by it) has been subject to restrictions or limitations pursuant to Part E2 of the ITO or pursuant to any Tax ruling made in connection with the provisions of Part E2 of the ITO.

(o) Since the Reference Date, the Company has not undertaken any transaction which will require special reporting in accordance with Section 131(g) of the ITO and the Israeli Income Tax Regulations (Tax Planning Requiring Reporting), 2006, regarding aggressive tax planning.

(p) Since the Reference Date, the Company has collected all amounts on account of any Israeli Value Added Tax (“VAT”) required by the Israeli Laws and Regulations to be collected by it, and has remitted to the appropriate Governmental Entity any such amounts required by applicable Israeli Legal Requirements within the time prescribed by such requirements. Since the Reference Date, the Company has not deducted any input VAT, received any refund of VAT or claimed zero rate VAT that such the Company was not so entitled to deduct, receive or claim, as applicable.

(q) Since the Reference Date, any related party transactions subject to Section 85A of the ITO conducted by the Company have been on an arms-length basis in accordance with Section 85A of the ITO and the regulations promulgated thereunder.

(r) Since the Reference Date, except as otherwise provided in Schedule 2.11(r) of the Company Disclosure Letter, the Company has not received any “taxation decision” (hachlatat misui) from the ITA.

(s) After the Reference Date, neither the Company nor the Company Shareholder (on behalf of or in connection with the Company) has applied for or received any Government Grants from any supranational, national, local or foreign Governmental Entity, including the OCS. Since the Reference Date, the Company has been in compliance, in all material respects, with the terms and conditions of all Government Grants received by the Company prior to the Reference Date, and have duly fulfilled, in all material respects, all the undertakings required to be fulfilled thereby prior to the date hereof. To the knowledge of the Company, there is no event or other set of circumstances that occurred after the Reference Date which would reasonably be expected to lead to the revocation or material modification of any of the Government Grants. To the knowledge of the Company, neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated under this Agreement, would reasonably be expected to (with or without notice or lapse of time) give rise to any right to revoke, withdraw, suspend, cancel, terminate or modify any Government Grant received by the Company prior to the Reference Date.

2.12 Employee Benefit Plans and Employee Matters. The Company does not have any employees. There is no Liability with respect to pension or provident funds and/or severance pay and/or in any other respect in connection with the employment of former employees of the Company and/or the termination of their employment. Since the Reference Date, all amounts that the Company was legally or contractually required either (A) to deduct from former employees’ salaries or to transfer to such former employees’ pension or provident, life insurance, incapacity insurance, continuing education fund (‘keren hishtalmut’) or other similar funds or (B) to withhold from the former employees’ salaries and benefits

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

and to pay to any Governmental Entity as required by the ITA and National Insurance Law or otherwise, have, in each case, been duly deducted, transferred, withheld and paid. Since the Reference Date, (i) the Company has been in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses, pension benefits and other compensation matters and terms and conditions of employment related to those of its employees who reside or work in Israel, including The Prior Notice to the Employee Law, 2002, The Notice to Employee (Terms of Employment) Law, 2002, the Prevention of Sexual Harassment Law, 1998, the Hours of Work and Rest Law, 1951, the Annual Leave Law, 1951, the Salary Protection Law, 1958, The Employment by Human Resource Contractors Law, 1996, and Law for Increased Enforcement of Labor Laws, 2011, and (ii) the Company has not engaged any consultants, sub-contractors or freelancers, in a full-time position engaged on the Company’s premises.

2.13 Interested Party Transactions. None of the officers and directors of the Company and, to the knowledge of the Company, none of the employees or shareholders of the Company, nor any immediate family member of an officer, director, employee or shareholder of the Company, has any direct or indirect ownership, participation, royalty or other interest in, or is an officer, director, employee of or consultant or contractor for any firm, partnership, entity or corporation that competes with, or does business with, or has any contractual arrangement with, the Company (except with respect to any interest in less than 5% of the stock of any corporation whose stock is publicly traded). None of said officers, directors, employees or shareholders or any member of their immediate families, is a party to, or to the knowledge of the Company, otherwise directly or indirectly interested in, any Contract to which the Company is a party or by which the Company or any of its assets or properties may be bound or affected, except for normal compensation for services as an officer, director or employee thereof. To the knowledge of the Company, none of said officers, directors, employees, shareholders or immediate family members has any interest in any property, real or personal, tangible or intangible (including any Intellectual Property) that is used in, or that relates to, the business of the Company, except for the rights of shareholders under applicable Legal Requirements.

2.14 Insurance. Since the Reference Date, the Company maintained all policies of insurance and bonds that were maintained by it as of immediately prior to the Reference Date. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been timely paid and the Company is otherwise in compliance with the terms of such policies and bonds. All such policies and bonds remain in full force and effect, and the Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

2.15 Books and Records. Since the Reference Date, the Company has maintained (a) the minute books containing records of all proceedings, consents, actions and meetings of the Board of Directors, committees of the Board of Directors and shareholders of the Company, (b) the shareholder registry, journal and other records reflecting all share issuances and transfers and all stock option and warrant grants and agreements of the Company, and (c) all permits, orders and consents issued by any regulatory agency with respect to the Company, or any securities of the Company, and all applications for such permits, orders and consents. The minute books of the Company contains a complete and accurate summary of all meetings of the Board of Directors, committees of the Board of Directors and shareholders or actions by written consent since the Reference Date through the Agreement Date.

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2.16 Material Contracts.

(a) Schedule 2.14, which identifies each contract by applicable subsection(s), sets forth all of the Contracts, to which the Company is a party or by which the Company or its assets may be bound (each, a “Material Contract” and collectively, “Material Contracts”).

(i) There are no licenses, sublicenses and other Contracts entered into after the Reference Date pursuant to which the Company has (A) granted any Person any right or interest in any Company IP Rights (except with respect to manufacturers and other service providers who were granted a non-exclusive license to use Company IP Rights solely in connection with the provision of their services to the Company), or (B) agreed to any restriction on the right of the Company to use or enforce any Company-Owned IP Rights or pursuant to which the Company agrees to encumber, transfer or sell rights in or with respect to any Company-Owned IP Rights;

(ii) There are no licenses, sublicenses and other Contracts entered into after the Reference Date, pursuant to which the Company acquired or is authorized to exercise any rights in Intellectual Property;

(iii) There is no Contract limiting the freedom of the Company to engage or participate, or compete with any other Person, in any line of business, market, therapeutic or geographic area, or to make use of any Intellectual Property, or any Contract granting most favored nation pricing, exclusive sales, distribution, marketing or other exclusive rights, rights of refusal, rights of first negotiation or similar rights and/or terms to any Person, or any Contract otherwise limiting the right of the Company to sell, distribute or manufacture any products or services or to purchase or otherwise obtain any products or services;

(iv) There is no Contract providing for the development of any compound, product or product candidate, technology or Intellectual Property, independently or jointly, by or for the Company, including, but not limited to, any proof-of-concept, collaboration, development or co-development agreement; any Contract to license or authorize any third party to manufacture any Company Products;

(v) There is no Contract entered into after the Reference Date that commits the Company to purchase goods or services or to sell any supplies;

(vi) There is no partnership or joint venture Contracts with any Person;

(vii) There are no leases from or to any Person of any real or personal property;

(viii) There are no Contracts under which the Company has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) Company Debt or which provides for the imposition of any Encumbrance on any of its assets, tangible or intangible;

(ix) There are no Contracts entered into after the Reference Date which restrict the ability of the Company to solicit for hire or to hire any Person;

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(x) There are no Contracts entered into after the Reference Date obligating any Person to maintain confidentiality of information relating to the Company or obligating the Company to maintain confidentiality of information relating to any Person;

(xi) There are no stock Contracts, asset Contracts or other acquisition or divestiture Contracts entered into by the Company at any time since the Reference Date;

(xii) There are no Contracts with respect to the lending or investing of funds by the Company to or in any Person;

(xiii) There are no settlement Contracts of any nature entered into after the Reference Date;

(xiv) There are no Contracts relating to Government Grants entered into after the Reference Date; or

(xv) There are no Contracts not otherwise described by this Section 2.14, requiring payments after the date hereof to or by the Company of more than $10,000 over the life of the Contract unless terminable by the Company on less than 10 days’ notice without payment or penalty.

(b) The Company has delivered to Purchaser a true and complete copy of each Material Contract (including all amendments thereto) required to be listed in Schedule 2.14. Neither the Company nor, to the Company’s knowledge, any other party to any Material Contract, is in breach or violation of, or default under, any of the Material Contracts and no event has occurred which, with notice or lapse of time or both would constitute a breach, violation or default thereof or permit termination or modification thereof or acceleration thereunder. The Company has not waived any material rights under any Material Contract. Each Material Contract is a valid agreement, binding, in full force and effect and enforceable by the Company in accordance with its terms, except in each case where enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Legal Requirements affecting the enforcement of creditors’ rights and (ii) general rules governing specific performance, injunctive relief and other equitable remedies.

2.17 Certain Regulatory Matters. The Company has not received after the Reference Date any Warning Letter, Form 483, untitled letter, or similar letters or notices issued by a Regulatory Authority or any other Governmental Entity, domestic or foreign, alleging any violation of any applicable Legal Requirement. The Company has not received any notice from any Regulatory Authority or Governmental Entity of any intent to bring any enforcement action against the Company, including, but not limited to, any consent decree, injunction, seizure, or criminal or civil prosecution.

(b) All studies and clinical trials conducted by or on behalf of the Company since the Reference Date, are listed on Schedule 2.17(b). Complete and unmodified copies of all data and reports as existing in the Company’s records with respect to the studies and trials listed in Schedule 2.17(b) have been made available for review to Purchaser and the Company has otherwise made available for review all preclinical and clinical studies and trials and all other information as existing in the Company’s records regarding the efficacy and safety of the Company Product. The Company has heretofore provided for review to Purchaser all correspondence and contact information as existing in the Company’s records between the Company and any Regulatory Authority or other Governmental Entities regarding the

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Company Product and study drugs, including any notices received by the Company or on its behalf from any Regulatory Authority or Governmental Entity, and, to the extent provided to the Company, between any Regulatory Authority and other Governmental Entities relating to the Company, its clinical studies or trials, or the Company Product. Since the Reference Date, the Company has not received any written notice or other written communication from any Governmental Entity requiring the termination or suspension of any clinical trial with respect to the Company Product.

2.18 Transaction Fees. The Company is not obligated for the payment of any fees or expenses of any investment banker, broker, advisor, finder or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the Share Purchase or any other transaction contemplated by this Agreement.

2.19 Anti-Corruption. Since the Reference Date, neither the Company, its directors or shareholders nor, to the knowledge of the Company, any of its officers, employees or any Person associated with or acting for or on behalf of the Company, have directly or indirectly, unlawfully: (a) made or attempted to make or promised any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of what form, whether in money, property, or services in order (i) to obtain favorable treatment for business or Contracts secured, (ii) to pay for favorable treatment for business or Contracts secured, (iii) to obtain special concessions or for special concessions already obtained, or (iv) in violation of any requirement of applicable Legal Requirements, or (b) established or maintained any fund or asset that has not been recorded on the Company’s books and records.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PARENT AND THE COMPANY SHAREHOLDER

Parent and the Company Shareholder represent and warrant to Purchaser as follows:

3.1 Power and Capacity. Each of Parent and the Company Shareholder possesses all requisite capacity necessary to carry out the transactions contemplated by this Agreement.

3.2 Enforceability; Non-contravention.

(a) This Agreement has been duly executed and delivered by each of Parent and the Company Shareholder, and constitutes a valid and legally binding obligation, enforceable against each of Parent and the Company Shareholder in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of specific performance, injunctive relief and other equitable remedies.

(b) The execution, delivery and performance by each of Parent and the Company Shareholder of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or require any consent, approval or waiver from any Person pursuant to, or result in the creation of any Encumbrance upon the Company Ordinary Shares pursuant to (i) any Contract or Order to which Parent or the Company Shareholder is subject or (ii) any applicable Legal Requirements,

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except where such conflict, violation, default, termination, cancellation or acceleration, individually or in the aggregate, would not be material to Parent’s or the Company Shareholder’s ability to consummate the Share Purchase or to perform its obligations under this Agreement.

(c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person is required by or with respect to each of Parent and the Company Shareholder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby that would reasonably be expected to adversely affect the ability of Parent and the Company Shareholder to consummate the Share Purchase or any of the other transactions contemplated hereby, except for (i) such filings and notifications as may be required to be made by Parent or the Company Shareholder in connection with the Share Purchase and other Transactions under the HSR Act, the RTPA and other applicable foreign antitrust laws and the expiration or early termination of applicable waiting periods under the HSR Act, the RTPA and other applicable foreign antitrust laws.

3.3 Title to Shares. The Company Shareholder owns of record and beneficially all of the Company Ordinary Shares, and has good and valid title to such Company Ordinary Shares, free and clear of all Encumbrances and, at Closing and contingent thereon, shall deliver to Purchaser good and valid title to such Company Ordinary Shares, free and clear of all Encumbrances and Taxes. Neither the Parent nor the Company Shareholder owns, or has the right to acquire, directly or indirectly, any Company Ordinary Shares. The Company Shareholder is not a party to any option, warrant, purchase right, or other Contract or commitment that could require the Company Shareholder to sell, transfer, or otherwise dispose of any Company Ordinary Shares (other than this Agreement and the Option Agreement). Neither Parent nor the Company Shareholder is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any share capital of the Company.

3.4 Litigation. There are no actions, suits, arbitrations, mediations, proceedings or claims pending or, to the knowledge of the Company Shareholder, threatened against Parent or the Company Shareholder that seek to restrain or enjoin the consummation of the transactions contemplated hereby.

3.5 Solvency. The consummation of the Share Purchase and the other transactions contemplated hereby shall not constitute a fraudulent transfer by Parent or the Company Shareholder under applicable bankruptcy and other similar laws relating to bankruptcy and insolvency of Parent or the Company Shareholder.

3.6 Tax Withholding Information. All information, if any, provided or to be provided to the Purchaser, by or on behalf of the Company Shareholder for purposes of enabling Purchaser to determine the amount to be deducted and withheld, if any, from the consideration payable to the Company Shareholder pursuant to this Agreement under applicable Legal Requirements is and will be accurate and complete when provided.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to the Company as follows:

4.1 Organization and Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Purchaser is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws (or similar organizational documents). Purchaser has the requisite corporate power and authority to conduct its business as it is presently being conducted.

4.2 Authority; Noncontravention.

(a) Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes the valid and legally binding obligation of Purchaser enforceable against Purchaser, in accordance with its terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(b) The execution, delivery and performance of this Agreement by Purchaser does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or require any consent, approval or waiver from any Person pursuant to, or result in the creation of any Encumbrance upon any of the properties or assets of Purchaser to (i) any Contract or Order to which Purchaser is subject, (ii) any provision of the Certificate of Incorporation or Bylaws (or similar organizational documents) of Purchaser, in each case as amended to date, or (iii) any applicable Legal Requirement, except where such conflict, violation, default, termination, cancellation or acceleration, individually or in the aggregate, would not be material to Purchaser’s ability to consummate the Share Purchase or to perform its obligations under this Agreement.

(c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person, is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the execution by Purchaser of an undertaking in customary form in favor of the OCS to comply with the applicable Israeli Encouragement of Industrial Research and Development Law, 1984, (ii) such filings and notifications as may be required to be made by Parent or Purchaser in connection with the Share Purchase and other Transactions under the HSR Act, the RTPA or other applicable foreign antitrust laws and the expiration or early termination of applicable waiting periods under the HSR Act, the RTPA or other applicable foreign antitrust laws, and (iii) such other consents, authorizations, filings, approvals, notices and registrations which, if not obtained or made, would not be material to Purchaser’s ability to consummate the transactions contemplated hereby or to perform its obligations under this Agreement and would not prevent, alter or delay any of the transactions contemplated by this Agreement.

There are no actions, suits, arbitrations, mediations, proceedings or claims pending or, to the knowledge of the Purchaser, threatened against or affecting Purchaser or any of its Affiliates or any of their respective properties, that, individually or in the aggregate, seek to restrain or enjoin the consummation of the transactions contemplated hereby or would otherwise prevent or materially delay the consummation by Purchaser of the transactions contemplated hereby or the performance by Purchaser of its covenants and obligations hereunder.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

4.1 Solvency. The consummation of the Share Purchase and the other transactions contemplated hereby shall not constitute a fraudulent transfer by Purchaser under applicable bankruptcy and other similar laws relating to bankruptcy and insolvency of Purchaser.

ARTICLE 5

CONDUCT PRIOR TO THE CLOSING

5.1 Conduct of Business of the Company. During the period from the Agreement Date and continuing until the earlier of the termination of this Agreement and the Closing:

(a) the Company shall conduct its business consistent with its past practice during the 3-month period preceding the Agreement Date and in compliance with all applicable Legal Requirements;

(b) the Company shall (A) pay all of its debts and Taxes when due, subject to good faith disputes with the relevant Tax Authority over such debts or Taxes, and (B) pay or perform its other obligations when due;

(c) the Company will notify the Purchaser in writing promptly after learning of any Legal Proceeding initiated by or against it, or known by the Company to be threatened against the Company (a “Company New Litigation Claim”), and notify the Purchaser of ongoing material developments in any Company New Litigation Claim.

5.2 Without limiting the generality or effect of the provisions of Section 5.1 above, during the period from the Agreement Date until the earlier of the termination of this Agreement and the Closing, the Company will not, without the consent of the Purchaser:

(a) Charter Documents. Cause or permit any amendments to its Articles of Association;

(b) Dividends; Changes in Share Capital. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its share capital, or split, combine or reclassify any of its share capital or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for share capital, or repurchase or otherwise acquire, directly or indirectly, any shares capital;

(c) Material Contracts. Enter into any Contract other than the Contracts related to the completion of the 1001 Trial and wind-down of the Company, or violate, amend, or otherwise modify (including by entering into a new Contract with such party or otherwise) or waive any of the terms of any of its Contracts;

(d) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any voting debt or any shares or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other Contracts of any character obligating it to issue any such shares or other convertible securities;

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(e) Employees; Consultants; Independent Contractors. Hire any additional officers or other employees, or any consultants or independent contractors, or enter into, amend or extend the term of any employment or consulting agreement with any officer, employee, consultant or independent contractor;

(f) Loans and Investments. Make any loans or advances (other than routine expense advances to employees of the Company consistent with past practice) to, or any investments in or capital contributions to, any other Person;

(g) Intellectual Property. Transfer or license from any Person any rights to any intellectual property, or transfer or license to any Person any rights to any Company intellectual property, including the transfer or license to any non-Israeli Person of any know-how or other intellectual property;

(h) Patents. Take any action regarding a patent, patent application or other intellectual property right, other than filing continuations for existing patent applications or completing or renewing registrations of existing patents, domain names, trademarks or service marks in the ordinary course of business;

(i) Dispositions. Sell, lease, license or otherwise dispose of any of its properties or assets;

(j) Indebtedness. Incur any indebtedness for borrowed money or guarantee any such indebtedness;

(k) Leases. Enter into any operating lease;

(l) Insurance. Materially change the amount of any insurance coverage;

(m) Termination or Waiver. Cancel, release or waive any claims or rights held by it;

(n) Lawsuits; Settlements. Other than managing employment matters with terminated Andromeda employees directly involved in the Employee Conduct, which are entirely within the purview of Hyperion and the Company, (i) commence a lawsuit other than (A) for the routine collection of bills, (B) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business (provided that it consults with Purchaser prior to the filing of such a suit), or (C) for a breach of this Agreement or (ii) settle or agree to settle any pending or threatened lawsuit or other dispute that does not involve a complete release of liability in favor of Andromeda;

(o) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business, or enter into any Contract with respect to a joint venture, strategic alliance or partnership;

(p) Taxes. Except as may be required to comply with applicable legal requirements (in which case Parent shall advise Purchaser in writing of such required action sufficient time in advance to enable the Parties to discuss such requirement and coordinate in good faith the carry out thereof), make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

any federal, state, or foreign income Tax Return or any other Tax Return, file any amendment to a federal, state, or foreign income Tax Return or any other Tax Return, enter into any Tax sharing or similar agreement or closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, or enter into intercompany transactions giving rise to deferred gain or loss of any kind, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption or other action would have the effect of increasing the Tax liability of the Company for any period ending after the Acquisition Closing Date or decreasing any Tax attribute of the Company existing on the Acquisition Closing Date, or apply for or receive a Tax ruling from the ITA on behalf of the Company, or any shareholder of the Company, other than an application to or receipt of a Tax ruling from the ITA with respect to the tax generated from any transaction under this Agreement, including without limitations, an application for a tax arrangement under Section 104H of the ITO;

(q)	Real Property. Enter into any agreement for the purchase or lease of any real property;

(r) Encumbrances. Place or allow the creation of any Encumbrances on any of its assets or properties including any intellectual property; or

(s)	Government Grants. Apply for, negotiate or receive a Government Grant.

(t) Other. Take or agree in writing or otherwise to take, any of the actions described in clauses (a) through (s) in this Section 5.2, or any action which would reasonably be expected to make any of the Company’s representations or warranties contained in this Agreement or contemplated by the Acquisition Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform one or more covenants required hereunder to be performed by the Company.

ARTICLE 6

ADDITIONAL AGREEMENTS

6.1 Regulatory Approvals.

(a) The Company shall, promptly execute and file, or join in the execution and filing of, any application, notification (including any notification or provision of information, if any, that may be required under the HSR Act, the RTPA or other applicable foreign antitrust laws) or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity, whether federal, state, local or foreign, which may be reasonably required, or which Purchaser may reasonably request, in connection with the consummation of the Share Purchase and the other transactions contemplated by this Agreement, including an OCS Notice. The Company shall use commercially reasonable efforts to obtain, and to cooperate with Purchaser to promptly obtain, all such authorizations, approvals and consents and shall pay any associated filing fees payable by the Company with respect to such authorizations, approvals and consents. The Company shall promptly inform Purchaser of any material communication between the Company and any Governmental Entity regarding any of the transactions contemplated hereby. If the Company receives any formal or informal request for supplemental information or documentary material from any Governmental Entity with respect to the transactions contemplated hereby, then the Company shall make, or cause to be made, as soon as reasonably practicable, a response in compliance with such request. The Company shall direct, in its sole discretion, the making of such response, but shall consider in good faith the views of Purchaser.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) Parent and Purchaser shall promptly execute and file, or join in the execution and filing of, any application, notification (including any notification or provision of information, if any, that may be required under the HSR Act, the RTPA or other applicable foreign antitrust laws) or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity, whether foreign, federal, state, local or municipal, which may be reasonably required in connection with the consummation of the Share Purchase and the other transactions contemplated by this Agreement. Parent and Purchaser shall use commercially reasonable efforts to obtain all such authorizations, approvals and consents and shall pay any associated filing fees payable by Parent or Purchaser with respect to such authorizations, approvals and consents. Parent and Purchaser shall promptly inform the Company of any material communication between Parent or Purchaser and any Governmental Entity regarding any of the transactions contemplated hereby. If Parent or Purchaser or any affiliate of Parent or Purchaser receives any formal or informal request for supplemental information or documentary material from any Governmental Entity with respect to the transactions contemplated hereby, then Parent and Purchaser shall make, or cause to be made, as soon as reasonably practicable, a response in compliance with such request. Parent and Purchaser shall direct, in its sole discretion, the making of such response, but shall consider in good faith the views of the Company.

(c) Notwithstanding anything in this Agreement to the contrary, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, “Antitrust Laws”), it is expressly understood and agreed that: (i) neither Purchaser nor the Company or the Company Shareholder shall have any obligation to litigate or contest any administrative or judicial action or proceeding or any decree, judgment, injunction or other order, whether temporary, preliminary or permanent; and (ii) neither Purchaser nor the Company or the Company Shareholder shall be under any obligation to make proposals, execute or carry out agreements or submit to orders providing for (1) the sale, license, transfer or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of such party or any of its Affiliates or the Company, (2) the discontinuation of any product or service of such part or any of its Affiliates or the, (3) the licensing or provision of any technology, software or other Intellectual Property of such party or any of its Affiliates or the Company to any Person, (4) the imposition of any limitation or regulation on the ability of such party or any of its Affiliates to freely conduct their business or own their respective assets, or (3) the holding separate of the Company Ordinary Shares or any limitation or regulation on the ability of Purchaser or any of its Affiliates to exercise full rights of ownership of the Company Ordinary Shares (any of the foregoing, an “Antitrust Restraint”). Nothing in this Section shall limit a party’s right to terminate this Agreement pursuant to Section if such party has, until such date, complied in all material respects with its obligations under this Section .

6.2 Reasonable Efforts. Subject to the limitations set forth in Section 6.4, each of the parties hereto agrees to use its commercially reasonable efforts, and to cooperate with each other party hereto, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, appropriate or desirable to consummate and make effective, in the most expeditious manner practicable, the Share Purchase and the other transactions contemplated hereby, including the satisfaction of the respective conditions set forth in ARTICLE 7, and including to execute and deliver such other instruments and do and perform such other acts and things as may be necessary or reasonably desirable for effecting completely the consummation of the Share Purchase and the other transactions contemplated hereby.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6.3 Litigation. During the period commencing on the date hereof and continuing until the earlier of the termination of this Agreement and the Closing:

(a) The Company will (i) notify Purchaser in writing promptly after learning of any Legal Proceeding initiated by or against it, or known by the Company to be threatened against the Company or any of its directors, officers, employees or shareholders in their capacity as such (a “Company New Litigation Claim”), (ii) notify Purchaser of ongoing material developments in any Company New Litigation Claim and (iii) consult in good faith with Purchaser regarding the conduct of the defense of any Company New Litigation Claim.

(b) The Purchaser will (i) notify the Company in writing promptly after learning of any Legal Proceeding initiated by or against any of it, or known by the Purchaser to be threatened against the Purchaser or any of its directors, officers, employees or shareholders in their capacity as such that, seek to restrain or enjoin the consummation of the transactions contemplated hereby or which could reasonably be expected to impede, interfere with, prevent or materially delay the Share Purchase (a “Purchaser New Litigation Claim”), (ii) notify Company of ongoing material developments in any such Purchaser New Litigation Claim and (iii) consult in good faith with Company regarding the conduct of the defense of any Purchaser New Litigation Claim.

6.4 Access to Information.

(a) During the period commencing on the date hereof and continuing until the earlier of the termination of this Agreement and the Closing, (i) the Company shall afford Purchaser and its accountants, counsel and other representatives, reasonable access during business hours to (A) all of the Company’s properties, books, Contracts and records (provided that access to Company Specified Privileged Information (as defined in the CPO & Release Agreement) shall only be provided to the extent and in the same manner as such information may be provided to the Steering Committee pursuant to Section 2(b) of the CPO & Release Agreement) and (B) all other information concerning the business, properties and personnel of the Company as Purchaser may reasonably request, and (ii) the Company shall provide to Purchaser and its accountants, counsel and other representatives correct and complete copies of the Company’s (A) internal financial statements, (B) Tax Returns, and all other records and workpapers relating to Taxes, and (C) a schedule of any deferred intercompany gain or loss with respect to transactions to which the Company has been a party.

(b) Subject to compliance with applicable Legal Requirements, from the date hereof until the earlier of the termination of this Agreement and the Closing, the Company shall confer from time to time as reasonably requested by Purchaser with one or more representatives of Purchaser to discuss any material changes or developments in the operational matters of the Company and the general status of the ongoing operations of the Company.

(c) No information or knowledge obtained by Purchaser during the pendency of the transactions contemplated by this Agreement in any investigation pursuant to this Section 6.4 shall affect or be deemed to modify any representation, warranty, covenant, condition or obligation under this Agreement.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6.5 Expenses. Whether or not the Share Purchase is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including Transaction Expenses) shall be paid by the party incurring such expense.

6.6 Corporate Matters. The Company shall at the Closing, deliver to Purchaser the minute books containing the records of all proceedings, consents, actions and meetings of the Board of Directors, committees of the Board of Directors and shareholders of the Company and the share registries, journals and other records reflecting all share issuances and transfers.

6.7 Tax Matters.

(a) For all purposes under this Agreement, in the case of any Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the end of the Closing Date shall (x) in the case of any Tax other than Tax based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the end of the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the end of the Closing Date.

(b) Each of Parent, Purchaser, the Company Shareholder and the Company shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes, including any proceeding with the OCS. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information reasonably relevant to any such audit, litigation, or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Parent, Purchaser, the Company Shareholder and the Company agree to retain all books and records with respect to Tax and OCS matters pertinent to the Company relating to any Taxable period beginning before the Closing Date until expiration of the statute of limitations of the respective Taxable periods, and to abide by all record retention agreements entered into with any Taxing Authority.

6.8 Compliance with Obligations. Parent hereby agrees to cause the Company Shareholder and, until the Acquisition Closing, the Company to honor their respective obligations under this Agreement and the other agreements to which the Company Shareholder or the Company, as applicable, is a party pursuant to this Agreement.

6.9 Pre-Closing Net Current Liabilities/ION Liabilities. Not less than two (2) Business Days prior to the Closing, Parent shall cause the Company to prepare and deliver to Purchaser a statement (the “Estimated Closing Statement”) that sets forth its good faith estimate, as of the Closing, of the (i) Net Current Liabilities and (ii), if any, the ION Liabilities, in each case as of the Closing and as is reasonably determined by the Parent in accordance with GAAP. At Closing, to the extent that the Estimated Net Current Liabilities are greater than zero (the “Shortfall”), Parent will (a) pay or cause the Company to pay and/or (b) leave cash in or contribute cash to the Company, such that there is no Shortfall.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6.10 Post-Closing.

(a) As soon as reasonably practicable, but in no event later than ninety (90) days after the Closing Date, Purchaser may prepare and cause to be delivered to Parent a statement (the “Final Closing Statement”) setting forth Purchaser’s calculations of the Net Current Liabilities as of the Closing.

(b) If Purchaser does not deliver a Final Closing Statement there shall be no further adjustments under this Section 6.10 with respect to Net Current Liabilities

(c) Upon receipt of the Final Closing Statement and calculation of the Net Current Liabilities, Parent and its accountants (subject to reasonable confidentiality restrictions) shall be permitted during the succeeding thirty (30) day period (the “Review Period”) reasonable access during business hours to the personnel of Company and its Affiliates, and any documents, schedules or workpapers used by Purchaser in the preparation of the Final Closing Statement and in calculating Net Current Liabilities.

(d) If Parent disagrees with Purchaser’s calculation of Net Current Liabilities, on or prior to the last day of the Review Period, Parent shall notify Purchaser in writing of such disagreement which notice shall set forth any such disagreement (the “Objection Notice”). If Parent fails to deliver the Objection Notice within the Review Period, Purchaser’s calculation of the Net Current Liabilities shall be deemed to have been accepted by Parent and shall be final and binding. If Parent delivers the Objection Notice within the Review Period, subject to Section 6.10(e) below, Purchaser and Parent shall negotiate in good faith to resolve any such disagreement, and any resolution agreed to in writing by Purchaser and Parent shall be final and binding upon the parties hereto.

(e) If Purchaser and Parent are unable to resolve any disagreement as contemplated by Section 6.10(d) within forty five (45) days after delivery of the Objection Notice, then Purchaser and Parent shall engage the dispute resolution group of a nationally recognized independent public accounting firm or financial consulting firm mutually agreed upon by the Purchaser and Parent (the “Independent Auditor”), who shall, acting as experts and not as arbitrators, resolve the dispute set forth in the Objection Notice. The fees, costs and expenses of the Independent Auditor shall be borne by the parties in proportion to the relative amount each party’s determination has been modified pursuant to such expert’s decision.

(f) The parties shall instruct the Independent Auditor to consider only those items and amounts which are identified in the Objection Notice as being items which Purchaser and Parent are unable to resolve. Further, the Independent Auditor’s determination shall be based solely on the relevant work papers and books and records relating to the Company and oral presentations and written information provided by Purchaser and Parent, which are in accordance with the terms and procedures set forth in this Agreement (i.e., not on the basis of an independent review), and the Independent Auditor shall not conduct additional discovery in any form.

(g) The parties shall jointly instruct the Independent Auditor to make a determination as soon as practicable within thirty (30) days (or such other time as the parties hereto shall agree in writing) after its engagement (i) whether the Estimated Closing Statement, the Final Closing Statement

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

and the respective Net Current Liabilities derived from each of such statements were prepared in accordance with the terms of this Agreement or, alternatively, (ii) only with respect to the disputed items submitted to the Independent Auditor, whether and to what extent (if any) the Net Current Liabilities require adjustment, in each case, together with a written explanation in reasonable detail of each such required adjustment, including the basis therefor. The Independent Auditor shall be bound by a mutually agreeable confidentiality agreement. The procedures of this Section 6.10 are exclusive and, except as set forth below, the determination of the Independent Auditor shall be final and binding on the parties. The decision rendered pursuant to this Section 6.10(g) may be filed as a judgment in any court of competent jurisdiction. Either party may seek specific enforcement or take other necessary legal action to enforce any decision under this Section 6.10(g). The other party’s only defense to such a request for specific enforcement or other legal action shall be fraud by or upon the Independent Auditor. Absent such fraud, such other party shall reimburse the party seeking enforcement for its expenses related to such enforcement.

(h) Upon the determination, in accordance with this Section 6.10, of the final calculation of Net Current Liabilities and notwithstanding any limitation to the contrary set forth in ARTICLE 9 below:

(i) if such finally determined Net Current Liabilities amount is greater than the Estimated Net Current Liabilities, then Parent shall pay or cause to be paid, to Purchaser, the amount by which the final Net Current Liabilities is greater than the Estimated Net Current Liabilities; and

(ii) if such finally determined Net Current Liabilities amount is less than the Estimated Net Current Liabilities, then Purchaser shall pay or cause to be paid to Parent the amount by which the final Net Current Liabilities is less than the Estimated Net Current Liabilities.

6.11 ION Liabilities. In addition to the adjustments referred to above in Section 6.10, at the Closing, Purchaser shall be entitled to deduct from the Share Consideration or (if any) Closing Cash Payment otherwise payable under Section 1.3(a)(i) hereof, a number of shares of Parent Common Stock equal to the dollar amount of ION Liabilities set forth in the Estimated Closing Statement divided by the Parent Stock Price, or a cash amount equal to the dollar amount of ION Liabilities set forth in the Estimated Closing Statement, respectively.

ARTICLE 7

CONDITIONS TO THE SHARE PURCHASE

7.1 Conditions to Obligations of Each Party to Effect the Share Purchase. The respective obligations of each party hereto to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

(a) Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Share Purchase shall be in effect, nor shall any action have been taken by any Governmental Entity seeking any of the foregoing, and no statute, rule, regulation or order shall have been enacted, entered, enforced or deemed applicable to the Share Purchase, which makes the consummation of the Share Purchase illegal.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) Governmental Approvals. Parent, Purchaser and the Company shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of, or in connection with, the Share Purchase and the other transactions contemplated hereby. All applicable waiting periods under the HSR Act, the RTPA or other applicable foreign antitrust laws shall have expired or early termination of such waiting periods shall have been granted by both the Federal Trade Commission and the United States Department of Justice (or, with respect to foreign antitrust laws, the applicable foreign Governmental Entity).

7.2 Additional Conditions to Obligations of the Company and the Company Shareholder. The obligations of the Company and the Company Shareholder to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (it being understood that each such condition is solely for the benefit of the Company and the Company Shareholder and may be waived by the Company and the Company Shareholder in writing in its sole discretion without notice or Liability to any Person):

(a) Representations, Warranties and Covenants. The representations and warranties of Parent and Purchaser in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or Material Adverse Effect, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date). Parent and Purchaser shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing.

(b) Receipt of Closing Deliveries. The Company and the Company Shareholder, as applicable, shall have received each of the agreements, instruments and other documents and deliveries set forth in Section 1.2(a) ; provided, however, that such receipt shall not be deemed to be an agreement by the Company and Company Shareholder that any of the agreements, instruments or documents set forth in Section 1.2(a) is accurate and shall not diminish the Company’s and the Company’s Shareholder’s remedies hereunder if any of the foregoing documents is not accurate.

(c) No Legal Proceedings. No Governmental Entity shall have commenced any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Share Purchase or seeking to prohibit or limit the exercise by Purchaser of any material right pertaining to ownership of stock of the Company. No Governmental Entity shall have threatened to commence any material Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Share Purchase or seeking to prohibit or limit the exercise by Purchaser of any material right pertaining to ownership of stock of the Company.

7.3 Additional Conditions to the Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (it being understood that each such condition is solely for the benefit of Purchaser and may be waived by Purchaser in writing in its sole discretion without notice or Liability to any Person):

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(a) Representations, Warranties and Covenants. The representations and warranties of the Company and the Company Shareholder in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or Material Adverse Effect and the representations and warranties contained in Section 2.2, which representations and warranties shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date). The Company and the Company Shareholder shall have each performed and complied in all material respects with all respective covenants, obligations and conditions of this Agreement required to be performed and complied with by the Company or the Company Shareholder, as applicable, at or prior to the Closing.

(b) Receipt of Closing Deliveries. Purchaser shall have received each of the agreements, instruments and other documents set forth in Section 1.2(b); provided, however, that such receipt shall not be deemed to be an agreement by Purchaser that the amounts set forth on the Closing Expenses Certificate or the Spreadsheet or any of the other agreements, instruments or documents set forth in Section 1.2(b) is accurate and shall not diminish Purchaser’s remedies hereunder if any of the foregoing documents is not accurate.

(c) Injunctions or Restraints on Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Purchaser’s ownership, conduct or operation of the business of the Company, following the Closing shall be in effect nor shall there be pending or threatened any Legal Proceeding seeking any of the foregoing, any Antitrust Restraint or any other injunction, restraint or material damages in connection with the Share Purchase or the other transactions contemplated hereby.

(d) No Legal Proceedings. No Governmental Entity shall have commenced any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Share Purchase or seeking to prohibit or limit the exercise by Purchaser of any material right pertaining to ownership of stock of the Company. No Governmental Entity shall have threatened to commence any material Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Share Purchase or seeking to prohibit or limit the exercise by Purchaser of any material right pertaining to ownership of stock of the Company.

(e) No Outstanding Securities. Other than Company Ordinary Shares issued and outstanding as of immediately prior to the Closing, there shall be no outstanding securities, warrants, options, commitments or agreements of the Company immediately prior to the Closing that purport to obligate the Company to issue any Company Ordinary Shares, Company Options or any other securities under any circumstances.

(f) Company Securityholders. Company Shareholder shall be the sole Company Shareholder and there will be no outstanding Company Options.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE 8

TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. At any time prior to the Closing, this Agreement may be terminated and the Share Purchase abandoned by authorized action taken by the terminating party:

(a) by mutual written consent duly authorized by the Parent, the Company and Purchaser;

(b) by written notice by Purchaser delivered to the Parent and the Company based on events occurring or information obtained following the Agreement Date;

(c) by either Purchaser or the Company, if the Closing shall not have occurred on or before the 45 days, or such other date that Purchaser, Parent and the Company may agree upon in writing (the “Termination Date”); provided, further, that the right to terminate this Agreement under this clause (b) of Section 8.1 shall not be available to any party whose breach of any covenant or agreement hereunder will have been the principal cause of, or will have directly resulted in, the failure of the Closing to occur on or before the Termination Date;

(d) by either Purchaser, Parent, or the Company, if any permanent injunction or other order of a Governmental Entity of competent authority preventing the consummation of the Share Purchase shall have become final and nonappealable;

(e) by Purchaser, if (i) the Parent, Company or the Company Shareholder shall have breached any representation, warranty, covenant or agreement contained herein and such breach shall not have been cured within five Business Days after receipt by Parent, the Company or the Company Shareholder, as applicable, of written notice of such breach (provided, however, that no such cure period shall be available or applicable to any such breach which by its nature cannot be cured) and if not cured within the timeframe above and at or prior to the Closing, such breach would result in the failure of any of the conditions set forth in Section 7.1 or Section 7.3 to be satisfied, (ii) the Company shall have breached Section 6.1 or 6.2, or (iii) there shall have been a Material Adverse Effect with respect to the Company; or

(f) by the Company, if Purchaser shall have breached any representation, warranty, covenant or agreement contained herein and such breach shall not have been cured within five Business Days after receipt by Purchaser of written notice of such breach (provided, however, that no such cure period shall be available or applicable to any such breach which by its nature cannot be cured) and if not cured within the timeframe above and at or prior to the Closing, such breach would result in the failure of any of the conditions set forth in Section 7.1 or Section 7.2 to be satisfied, (ii) the Purchaser shall have materially breached Section 6.2.

8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Purchaser, the Company or their respective officers, directors, shareholders or affiliates; provided, however, that (a) the provisions of this Section 8.1(e) (Effect of Termination), ARTICLE 10 (General Provisions) and any related definition provisions shall remain in full force and effect and survive any termination of this Agreement and (b) nothing herein shall relieve any party hereto from liability in connection with any breach of such party’s representations, warranties or covenants contained herein.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8.3 Amendment. Subject to the provisions of applicable Legal Requirements, the parties hereto may amend this Agreement by authorized action pursuant to an instrument in writing signed on behalf of each of the parties hereto.

8.4 Extension; Waiver. At any time at or prior to the Closing, any party hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. At any time after the Closing, each of the Company Shareholder, the Company, the Parent and Purchaser may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such Person contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Without limiting the generality or effect of the preceding sentence, no delay in exercising any right under this Agreement shall constitute a waiver of such right, and no waiver of any breach or default shall be deemed a waiver of any other breach or default of the same or any other provision in this Agreement.

ARTICLE 9

INDEMNIFICATION

9.1 [RESERVED].

9.2 Indemnification. Subject to the limitations set forth in this ARTICLE 9, from and after the Closing, Parent and the Company Shareholder shall indemnify and hold harmless Purchaser and its officers, directors, agents and employees, and each Person, if any, who controls or may control Purchaser within the meaning of the Securities Act (each of the foregoing being referred to individually as an “Indemnified Person” and collectively as “Indemnified Persons”) from and against any and all losses, Liabilities, damages, fees, Tax, costs and expenses, including costs of investigation and defense and reasonable fees and reasonable expenses of lawyers, experts and other professionals, whether or not due to a third-party claim (collectively, “Indemnifiable Damages”), incurred or accrued and arising out of, resulting from or in connection with (i) any failure of any representation or warranty made by Parent, the Company or Company Shareholder in this Agreement or the Company Disclosure Letter (including any exhibit or schedule to the Company Disclosure Letter) to be true and correct as of the Agreement Date and as of the Closing Date as though such representation or warranty were made as of the Closing Date (except in the case of representations and warranties which by their terms speak only as of a specific date or dates, which representations and warranties shall be true and correct as of such date), (ii) any failure of any certification, representation or warranty made by Parent, Company Shareholder or the Company in any certificate delivered to Purchaser pursuant to any provision of this Agreement to be true and correct as of the date such certificate is delivered to Purchaser, (iii) any breach of or default in connection with any of the covenants or agreements made by the Parent, Company Shareholder or Company in this Agreement and (iv) any ION Liability to the extent not deducted from the Share Consideration or Closing

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Cash Payment pursuant to Section 6.11. Materiality standards or qualifications, and qualifications by reference to the defined term “Material Adverse Effect” in any representation, warranty or covenant shall only be taken into account in determining whether a breach of or default in connection with such representation, warranty or covenant (or failure of any representation or warranty to be true and correct) exists, and shall not be taken into account in determining the amount of any Indemnifiable Damages with respect to such breach, default or failure to be true and correct. The Parent and Company Shareholder shall not have any right of contribution, indemnification or right of advancement from the Company or Purchaser with respect to any Indemnifiable Damages claimed by an Indemnified Person. It is understood that neither the Company nor the Company Shareholder shall be liable to the Indemnified Persons for fraud or intentional misrepresentation with respect a representation or warranty set forth in this Agreement, if and to the extent (and only if and to the extent) the alleged fraud or intentional misrepresentation is based on information or knowledge obtained by Purchaser prior to the Closing.

9.3 Indemnifiable Damage Threshold; Other Limitations.

(a) Notwithstanding anything contained herein to the contrary, except with regard to claims involving (i) fraud or intentional misrepresentation by Parent, the Company or the Company Shareholder or (ii) any failure to be true and correct of any of the representations and warranties in Section 2.1 (Organization, Standing, Power and Subsidiaries), Section 2.2 (Capital Structure), Section 2.2(c)(a) (Authority), Section 2.11 (Taxes) (the “Tax Representation”), Section 3.1 (Power and Capacity), Section 3.2 Enforceability; Non-Contravention Section 3.3 (Title to Share) and Section 3.5 (Solvency); (the preceding sections, collectively, the “Special Representations”), no Indemnified Person may make a claim in respect of any claim for indemnification that may be made pursuant to clause (i) or (ii) of the first sentence of Section 9.2 unless and until a Claim Certificate (as defined below) describing Indemnifiable Damages in an aggregate amount greater than $50,000 (the “Aggregate Threshold”) has been delivered, in which case the Indemnified Person may make claims for indemnification for all Indemnifiable Damages (including the amount of the Aggregate Threshold).

(b) Except with regard to (i) claims involving fraud or intentional misrepresentation by Parent or the Company Shareholder and claims involving fraud or intentional misrepresentation by the Company and (ii) any failure of any of the Special Representations to be true and correct as aforesaid , the maximum aggregate amount the Indemnified Persons may recover from the Company Shareholder pursuant to clauses (i) and (ii) of the first sentence of Section 9.2 shall be an amount equal to 100% of the sum of the Consideration Amount plus the CPOC Payments (as defined in Section 9.10).

(c) Indemnifiable Damages shall be calculated net of actual recoveries under existing insurance policies (net of any actual collection costs and reserves); provided, however, that Purchaser shall not have any obligation to pursue any claims for insurance. In no event shall any party be indemnified under different provisions of this Agreement more than once for the same dollar of Indemnifiable Damages.

Notwithstanding any provision of this Agreement to the contrary, except in the case of (i) fraud or intentional misrepresentation by the Company Shareholder, Parent or the Purchaser, the indemnification obligations set forth in this Article 9 shall be the sole and exclusive remedies available to the parties hereto with respect to or in connection with this Agreement or any agreement, document, certificate or instrument delivered hereunder, or any of the transactions contemplated hereunder or thereunder and (ii) except in the case of fraud or intentional misrepresentation by the Company

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Shareholder, and except in the case of any of the matters listed in clause (iii) of the first sentence of Section 9.2, the Indemnified Persons right to indemnification from the Company Shareholder under this Agreement shall be exclusively be through the exercise of the set-off rights specified in Section 9.10 hereof, provided, however, that nothing in this provision shall limit any equitable remedy, including injunctions and specific performance, that a party hereto may have pursuant to this Agreement.

(d) Notwithstanding anything to the contrary contained herein, no party hereto shall be liable for any loss of profits or anticipated savings, loss of goodwill or injury to reputation, loss of business opportunity, punitive damages or any indirect, consequential or special losses or damages.

9.4 Period for Claims. Except as set forth below, the period during which claims for Indemnifiable Damages may be made (the “Claims Period”) for Indemnifiable Damages arising from or in connection with all of the matters listed in the first sentence of Section 9.2, shall commence at the Closing and terminate the day after the date that is eighteen (18) months following the Closing Date (the “General Claims Period”). The Claims Period for Indemnifiable Damages arising out of, resulting from or in connection with (x) any failure of the Tax Representation to be true and correct, or (y) any of the matters listed in clause (iii) of the first sentence of Section 9.2 only as far as they relate to Tax matters, shall commence at the Closing and terminate upon the expiration of the applicable statute of limitations (giving effect to any waiver, mitigation or extension thereof) for such claim. The Claims Period for Indemnifiable Damages arising out of, resulting from or in connection with (a) any failure of the IP Representation or the Regulatory Representation to be true and correct, or (b) any of the matters listed in clause (iii) of the first sentence of Section 9.2 only as far as they do not relate to Tax matters, shall commence at the Closing and terminate upon the day after the date that is twenty-four (24) months following the Closing Date. The Claims Period for Indemnifiable Damages arising out of, resulting from or in connection with (i) fraud, willful breach or intentional misrepresentation by the Company, Parent or the Company Shareholder, and (ii) any failure of any of the Special Representations to be true and correct, shall commence at the Closing and terminate upon the expiration of the applicable statute of limitations (giving effect to any waiver, mitigation or extension thereof) for such claim. The indemnification obligations of the Indemnified Persons will be determined without regard to any right to indemnification that the Parent or the Company Shareholder may have in its capacity as an agent of the Company and the Parent and the Company Shareholder will not be entitled to any indemnification from the Company for amounts paid for indemnification under this
ARTICLE 9.

9.5 Claims.

(a) On or before the last day of the applicable Claims Period, Purchaser may deliver to the Company Shareholder a certificate signed by any officer of Purchaser (a “Claim Certificate”):

(i) stating that an Indemnified Person has incurred or paid, or in good faith reasonably anticipates that it may incur or pay, Indemnifiable Damages (or that with respect to any Tax matters, that any Tax Authority may raise such Tax Matter in audit of Purchaser or its subsidiaries, which could give rise to Indemnifiable Damages);

(ii) stating the amount of such Indemnifiable Damages (which, in the case of Indemnifiable Damages not yet incurred or paid, may be the maximum amount reasonably anticipated by Purchaser in good faith to be incurred or paid); and

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(iii) specifying in reasonable detail (based upon the information then possessed by Purchaser) the individual items of such Indemnifiable Damages included in the amount so stated and the nature of the claim to which such Indemnifiable Damages are related.

No delay in providing such Claim Certificate within the Claims Period shall affect an Indemnified Person’s rights hereunder, unless (and then only to the extent that) the Company Shareholder is materially prejudiced thereby.

9.6 Resolution of Objections to Claims.

(a) If the Company Shareholder does not contest, by written notice to Purchaser, any claim or claims by Purchaser made in any Claim Certificate within the 30-day period following receipt of such Claim Certificate pursuant to Section 9.5, then the Company Shareholder shall be deemed to have agreed to and accepted such Claim Certificate.

(b) If the Company Shareholder objects in writing to any claim or claims by Purchaser made in any Claim Certificate within such 30-day period, Purchaser and the Company Shareholder shall attempt in good faith for 45 days after Purchaser’s receipt of such written objection to resolve such objection. If Purchaser and the Company Shareholder shall so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties.

(c) If no such agreement can be reached during the 45-day period for good faith negotiation, upon the expiration of such 45-day period either Purchaser or the Company Shareholder may bring suit in the courts of the State of Delaware and the Federal courts of the United States of America, in each case, located within the State of Delaware to resolve the matter. The decision of the trial court as to the validity and amount of any claim in such Claim Certificate shall be nonappealable, binding and conclusive upon the parties to this Agreement and the parties shall be entitled to act in accordance with such decision.

9.7 Third-Party Claims. In the event Purchaser becomes aware of a third-party claim which Purchaser believes may result in a claim for indemnification pursuant to this ARTICLE 9 by or on behalf of an Indemnified Person, Purchaser shall have the right in its sole discretion to conduct the defense of and to settle or resolve any such claim (and the costs and expenses incurred by Purchaser in connection with such defense, settlement or resolution (including reasonable attorneys’ fees, other professionals’ and experts’ fees and court or arbitration costs) shall be included in the Indemnifiable Damages for which Purchaser may seek indemnification pursuant to a claim made hereunder). The Company Shareholder shall have the right to receive copies of all pleadings, notices and communications with respect to the third-party claim to the extent that receipt of such documents does not affect any privilege relating to any Indemnified Person and shall be entitled, at its expense, to participate in, but not to determine or conduct, any defense of the third-party claim or settlement negotiations with respect to the third-party claim. However, except with the consent of the Company Shareholder, which consent shall not be unreasonably withheld, conditioned or delayed and which shall be deemed to have been given unless the Company Shareholder shall have objected within 15 days after a written request for such consent by Purchaser, no settlement or resolution by Purchaser of any claim that gives rise to a claim by or on behalf of an Indemnified Person shall be determinative of the existence of or amount of Indemnifiable Damages relating to such matter. In the event that the Company Shareholder has consented to any such settlement or resolution, the Company Shareholder shall not have any power or authority to object under Section 9.5 or any other provision of this ARTICLE 9 to the amount of any claim by or on behalf of any Indemnified Persons for indemnity with respect to and in accordance with such consented settlement or resolution.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9.8 Indemnification by Purchaser. From and after the Closing, Purchaser will indemnify, defend and hold harmless the Parent, the Company Shareholder and their respective officers, directors, agents and employees, and each Person, if any, who controls or may control the Company Shareholder within the meaning of the Securities Act (each of the foregoing being referred to individually as an “Shareholder Indemnified Person” and collectively as “Shareholder Indemnified Persons”) from and against any and all Indemnifiable Damages, incurred or accrued and arising out of, resulting from or in connection with (i) any failure of any representation or warranty made by the Purchaser in this Agreement (including any exhibit or schedule hereto) to be true and correct as of the Agreement Date and as of the Closing Date as though such representation or warranty were made as of the Closing Date (except in the case of representations and warranties which by their terms speak only as of a specific date or dates, which representations and warranties shall be true and correct as of such date), (ii) any failure of any certification, representation or warranty made by the Purchaser in any certificate delivered to Parent or Company Shareholder pursuant to any provision of this Agreement to be true and correct as of the date such certificate is delivered to the Parent or Company Shareholder, and (iii) any breach of or default in connection with any of the covenants or agreements made by the Purchaser in this Agreement. Except as set forth below, the period during which claims for Indemnifiable Damages may be made for Indemnifiable Damages arising from or in connection with all of the matters listed in this Section 9.8, shall commence at the Closing and terminate the day after the date that is eighteen (18) months following the Closing Date. The Claims Period for Indemnifiable Damages arising out of, resulting from or in connection with (x) any failure of the representations and warranties in Section 4.1 (Organization and Standing) and Section 4.2 (Authority; Noncontravention), and the representations and warranties of the Purchaser contained in any certificate delivered to Parent or the Company Shareholder regarding the same subject matter as those covered by such representations and warranties pursuant to any provision of this Agreement to be true and correct or (y) any breach of or default in connection with any of the covenants or agreements made by the Purchaser in this Agreement and the other certificates contemplated hereby, shall commence at the Closing or at such later time on which such covenant, agreement or certificate is to be performed or delivered, as the case may be, and terminate upon the expiration of the applicable statute of limitations (giving effect to any waiver, mitigation or extension thereof) for such claim.

9.9 Treatment of Indemnification Payments. The Company Shareholder, Parent and Purchaser agree to treat any payment received pursuant to this ARTICLE 9 as adjustments to the purchase price hereunder for all Tax purposes, to the maximum extent permitted by Legal Requirements.

9.10 Set-Off Rights. The Purchaser may, by delivery of a Claim Certificate and otherwise following the Claim procedures set forth herein, reduce the amount of any payment that is or may become payable, after the Acquisition Closing, by Purchaser or any affiliate thereof to the Company Shareholder, Parent or their respective current affiliates, including pursuant to the CPO & Release Agreement (the “CPO Payments”), by the amount of any such Indemnifiable Damages (in case such a set-off is made by reduction of an amount payable by an affiliate of Purchaser, as aforesaid, then such an affiliate is hereby irrevocably permitted by the Company Shareholder, Parent or their respective current affiliates, as applicable, to make such set-off and pay to Purchaser the amount that would have otherwise been payable to the Company Shareholder, Parent or their respective current affiliates, as applicable).

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9.11 Tail D&O Insurance. Prior to the Closing, the Company may, at its option, purchase a “tail” officers’ and directors’ liability and professional liability insurance policy (the “D&O Insurance”), which by its terms shall survive the Closing for not less than seven years for the benefit of the Company’s past and present directors, officers and employees that are insured under the Company’s current directors’ and officers’ liability insurance policy in effect as of the date of this Agreement.

ARTICLE 10

GENERAL PROVISIONS

10.1 Release and Waiver. The Parent and Company Shareholder, each for itself and on behalf of its respective heirs, legal representatives, successors and assigns (collectively, the “Relevant Persons”), hereby irrevocably, unconditionally and forever acquits, releases, waives and discharges Parent, Purchaser, and the Company and each of their respective officers, directors, employees, agents, Affiliates, representatives, successors and assigns (individually and collectively, the “Released Parties”) from any and all past, present and future debts, losses, costs, bonds, suits, actions, causes of action, liabilities, contributions, attorneys’ fees, interest, damages, punitive damages, expenses, claims, potential claims, counterclaims, cross-claims, or demands, in law or in equity, asserted or unasserted, express or implied, known or unknown, matured or unmatured, contingent or vested, liquidated or unliquidated, of any kind or nature or description whatsoever, that any of the Relevant Persons had, presently has or may hereafter have or claim or assert to have against any of the Released Parties, except for such Relevant Person’s or Relevant Persons’, as applicable, rights under this Agreement and the CPO & Release Agreement (the “Shareholder Claims”). The Company Shareholder further acknowledges and agrees that the consideration set forth in Section 1.3(a) of the Agreement is conclusive and binding on the Company Shareholder and such other Relevant Persons. The release is intended to be complete, global and all-encompassing and specifically includes claims that are known, unknown, fixed, contingent or conditional. With respect to such Shareholder Claims, the Company Shareholder hereby expressly waives any and all rights conferred upon it by any statute or rule of law which provides that a release does not extend to claims which the claimant does not know or suspect to exist in its favor at the time of executing the release, which if known by him, her or it must have materially affected its settlement with the released party.

10.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice):

(i) if to Company Shareholder:

Hyperion Therapeutics Israel Holding Corp. Ltd.

2000 Sierra Point Parkway, Suite 400

Brisbane, California 94005

Attention: Chief Executive Officer

Facsimile No.: (650) 871-7029

Telephone No.: (650) 745-7802

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

with a copy (which shall not constitute notice) to:

Shearman and Sterling LLP

Four Embarcadero Center, Suite 3800

San Francisco, California 94111

Attention: Michael Kennedy

Facsimile No.: 415-616-1448

Telephone No.: 415 616 1100

and with a copy (which shall not constitute notice) to:

Herzog Fox & Neeman

Asia House, 4 Weizmann St.

Tel Aviv 6423904, Israel

Attention: Hanan O. Haviv

Facsimile No.: +972 3 696 6464

Telephone No: +972 3 692 5530

(ii) if to Parent:

Hyperion Therapeutics, Inc.

2000 Sierra Point Parkway, Suite 400

Brisbane, California 94005

Attention: Chief Executive Officer

Facsimile No.: (650) 871-7029

Telephone No.: (650) 745-7802

with a copy (which shall not constitute notice) to:

Shearman and Sterling LLP

Four Embarcadero Center, Suite 3800

San Francisco, California 94111

Attention: Michael Kennedy

Facsimile No.: 415-616-1448

Telephone No.: 415 616 1100

and with a copy (which shall not constitute notice) to:

Herzog Fox & Neeman

Asia House, 4 Weizmann St.

Tel Aviv 6423904, Israel

Attention: Hanan O. Haviv

Facsimile No.: +972 3 696 6464

Telephone No: +972 3 692 5530

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(iii) if to the Company, until the Closing, to:

Andromeda Biotech Ltd.

Hyperion Therapeutics, Inc.

2000 Sierra Point Parkway, Suite 400

Brisbane, California 94005

Attention: Chief Executive Officer

Facsimile No.: (650) 871-7029

Telephone No.: (650) 745-7802

with a copy (which shall not constitute notice) to:

Shearman and Sterling LLP

Four Embarcadero Center, Suite 3800

San Francisco, California 94111

Attention: Michael Kennedy

Facsimile No.: 415-616-1448

Telephone No.: 415 616 1100

and with a copy (which shall not constitute notice) to:

Herzog Fox & Neeman

Asia House, 4 Weizmann St.

Tel Aviv 6423904, Israel

Attention: Hanan O. Haviv

Facsimile No.: +972 3 696 6464

Telephone No: +972 3 692 5530

(iv) if to the Purchaser or, after the Closing, to the Company, to:

Clal Biotechnology Industries Ltd.

12 Abba Hillel Silver St.,

Ramat Gan 5250605, Israel

Attention: Orit Lidor and Ofer Gonen

Telephone No.: +972 3 6121616

with a copy (which shall not constitute notice) to:

Meitar Liquornik Geva Leshem Tal, Law Offices

16 Abba Hillel Road

Ramat-Gan 5250608 Israel

Attention: Haim Gueta, Advocate

Facsimile No.: 972-3-610-3731

Telephone No.: +972-3-6103100

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10.3 Interpretation. When a reference is made in this Agreement to Articles, Sections, Schedule or Exhibits, such reference shall be to an Article or Section of, or a Schedule or an Exhibit to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrases “provided to,” “furnished to,” and phrases of similar import when used herein, unless the context otherwise requires, shall mean that a true, correct and complete paper copy of the information or material referred to has been made available to the party to whom such information or material is to be provided. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; and (iii) the terms “hereof,” “herein,” “hereunder” and derivative or similar words refer to this entire Agreement.

10.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood that all parties hereto need not sign the same counterpart.

10.5 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including all the schedules and exhibits attached hereto, the Schedules, including the Company Disclosure Letter, (a) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, except for the Option Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement, in accordance with its terms, (b) are not intended to confer, and shall not be construed as conferring, upon any Person other than the parties hereto any rights or remedies hereunder (except that ARTICLE 9 is intended to benefit Indemnified Persons) and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided herein.

10.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void, except that Purchaser may assign this Agreement to any direct or indirect wholly owned subsidiary without prior consent and Company Shareholder may assign its rights to receive payments to any controlled Affiliate thereof; provided, however, that Parent and Purchaser and Company Shareholder shall remain liable for all of their obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns, and not to the benefit of any third party.

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10.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably necessary to effect the intent of the parties hereto. The parties hereto shall use all reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.8 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity, and the parties hereby waive the requirement of any posting of a bond in connection with the remedies described herein.

10.9 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state’s principles of conflicts of law. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located within the District of Delaware, in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby (including resolution of disputes under Section 9.6), and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.1 or in such other manner as may be permitted by applicable Legal Requirements, shall be valid and sufficient service thereof. With respect to any particular action, suit or proceeding, venue shall lie solely in the County of Newcastle, Delaware.

10.10 Rules of Construction. The parties hereto have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, hereby waive, with respect to this Agreement, each schedule and each exhibit attached hereto, the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

10.11 Parent’s and Purchaser’s Due Diligence Investigation. Parent and Purchaser have, for the sole purpose of determining whether to enter into and negotiate the transactions contemplated by this Agreement, conducted a review of information provided to it regarding the Company’s commercial, financial, legal and other affairs.

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10.12 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

10.13 Waiver of Conflicts Regarding Representation.

(a) Recognizing that Meitar Liquornik Geva Leshem Tal (“Meitar”), Keker & Van Nest LLP (“Keker”), Herzog, Fox and Neeman (“HFN”) and/or Shearman & Sterling LLP (“S&S”) has acted as legal counsel to the Company Shareholder and/or the Company prior to the Closing, and that Meitar, Keker, HFN and/or S&S may act as legal counsel to the Company Shareholder or the Company after the Closing Date, each of the Parent, Purchaser, Company Shareholder and Company hereby waives, on its own behalf and agrees to cause its subsidiaries to waive, any conflicts that may arise in connection with Meitar, Keker, HFN and/or S&S representing the Company Shareholder or the Company after the Closing Date.

(b) Following the Closing, Purchaser agrees that it will not request from the Company Shareholder, Keker, HFN or S&S, or use or intentionally access, any documents or communications covered by the attorney-client privilege and/or work product doctrine in favor of the Company and/or Company Shareholder (such as witness interview memoranda, claims analyses, attorney communications and attorney-client communications; but for clarity and without limitation, it will not include facts, data, and Andromeda communications) relating to the negotiation, execution and delivery of the CPO and Release Agreement and/or this Agreement (the “Hyperion Counsel Materials”) in connection with any dispute arising under the CPO and Release Agreement and/or this Agreement; provided, however, that nothing contained herein shall prevent Purchaser from requesting, using or accessing any Hyperion Counsel Materials in connection with document production requests or discovery from any Governmental Entity or in any legal proceeding so long as such Hyperion Counsel Materials would not be subject to an attorney-client privilege if they were being requested by a Governmental Entity or in a legal proceeding by an unrelated third party and such Hyperion Counsel Materials are produced or required to be produced in response to such Governmental Entity’s request, or document production requests or discovery.

[SIGNATURE PAGE NEXT]

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IN WITNESS WHEREOF, Parent, Purchaser, the Company and the Company Shareholder have caused this Share Purchase Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

PARENT:

HYPERION THERAPEUTICS, INC.

By:
Name:
Title:

COMPANY SHAREHOLDER:

HYPERION THERAPEUTICS ISRAEL HOLDING CORP. LTD.

By:
Name:
Title:

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

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IN WITNESS WHEREOF, Parent, Purchaser, the Company and the Company Shareholder have caused this Share Purchase Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

COMPANY:

ANDROMEDA BIOTECH LTD.

By:
Name:
Title:

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

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IN WITNESS WHEREOF, Parent, Purchaser, the Company and the Company Shareholder have caused this Share Purchase Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

PURCHASER:

CLAL BIOTECHNOLOGY INDUSTRIES LTD.

By:
Name:
Title:

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

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EXHIBIT A

Definitions

As used in this Agreement, the following terms shall have the meanings indicated below. Unless indicated otherwise, all mathematical calculations contemplated hereby shall be rounded to the tenth decimal place.

“Affiliate” has the meaning set forth in Rule 144 promulgated under the Securities Act.

“Business Day” means a day (i) other than Friday, Saturday or Sunday and (ii) on which commercial banks are open for business in San Francisco, California and in Israel.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company IP Rights” means (A) any and all Intellectual Property that is licensed by the Company which Intellectual Property is used (x) in the conduct of the business of the Company as currently conducted by the Company or (y) in the design, development, manufacturing, reproduction, branding, marketing, advertising, promotion, licensing, sale, offer for sale, importation, distribution, provision and/or use of any and all Company Products as currently conducted; and (B) Company-Owned IP Rights.

“Company IP Rights Agreements” means any licenses, sublicenses, and other agreements, permissions, and understandings of any kind or nature, under which the Company is (A) a licensee or otherwise is authorized to use or practice, or is otherwise granted any right or immunity with respect to, any Company IP Rights, or (B) a licensor or otherwise authorizes the use or practice of, or otherwise grants any right or immunity with respect to any Company IP Rights. Company IP Rights Agreements include any license agreements, options, settlement agreements, coexistence agreements, consent agreements and assignments governing Company IP Rights.

“Company Ordinary Shares” means the Ordinary Shares, nominal value of New Israeli Shekel 0.01 per share, of the Company.

“Company Options” means options, warrants or other securities exercisable, convertible or exchangeable to or for shares of the Company, or for any right therefor.

“Company-Owned IP Rights” means any and all Intellectual Property that is owned by the Company.

“Company Product” means the peptide DiaPep277 consisting of the amino acid sequence VLGGGVALLRVIPALDSLTPANED or any composition or formulation comprising this peptide.

“Company Proprietary Specifications” means, collectively, any confidential manufacturing specifications or designs, any material portion or aspect of confidential manufacturing specifications or designs, or any material proprietary information contained in or relating to any confidential manufacturing specifications or designs, of any Company-Owned IP Rights or Company Products.

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“Company Registered Intellectual Property” means all United States, Israeli, international and foreign: (A) patents and patent applications (including provisional applications); (B) registered trademarks, applications to register trademarks or service marks, intent-to-use applications, or other registrations or applications related to trademarks or service marks; (C) registered Internet domain names; (D) registered copyrights and applications for copyright registration; and (E) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any Governmental Entity, in each case, owned by or registered or filed in the name of, the Company.

“Company Shareholder” means the holder of outstanding Company Ordinary Shares as of the Closing Date.

“Consideration Amount” means $3,500,000.

“Contract” means any written or oral legally binding contract, agreement, instrument, commitment or undertaking of any nature (including leases, licenses, mortgages, notes, guarantees, sublicenses, subcontracts, letters of intent and purchase orders), including all amendments, supplements, exhibits and schedules thereto, as of the Agreement Date or as may hereafter be in effect prior to Closing.

“Encumbrance” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, title retention device, conditional sale or other security arrangement, collateral assignment, claim, charge, adverse claim of title, ownership or right to use, restriction or other encumbrance of any kind in respect of such asset (including any restriction on (i) the voting of any security or the transfer of any security or other asset, (ii) the receipt of any income derived from any asset, (iii) the use of any asset, and (iv) the possession, exercise or transfer of any other attribute of ownership of any asset).

“Equity Interests” means, with respect to any Person, any capital stock of, or other ownership, membership, partnership, joint venture or equity interest in, such Person or any indebtedness, securities, options, warrants, call, subscription or other rights of, or granted by, such Person or any of its Affiliates that are convertible into, or are exercisable or exchangeable for, or giving any Person any right to acquire any such capital stock or other ownership, partnership, joint venture or equity interest, in all cases, whether vested or unvested.

“FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act, as amended.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Entity” means any supranational, national, state, municipal, local or foreign government, any court, tribunal, arbitrator, administrative agency, commission or other governmental official, authority or instrumentality, in each case whether domestic or foreign, any stock exchange or similar self-regulatory organization or any quasi-governmental or private body exercising any regulatory, Taxing or other governmental or quasi-governmental authority (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

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“Government Grant” means any pending and outstanding grants, incentives, exemptions and subsidies from the Government of the State of Israel or any Governmental Entity thereof, or from any non-Israeli Governmental Entity, granted to (or transferred to, assigned to or purchased by) the Company.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Intellectual Property” means any and all industrial and intellectual property rights and all rights associated therewith, throughout the world, including all patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data, proprietary processes and formulae, algorithms, specifications, customer lists and supplier lists, all industrial designs and any registrations and applications therefor, all trade names, logos, trade dress, trademarks and service marks, trademark and service mark registrations, trademark and service mark applications, and any and all goodwill associated with and symbolized by the foregoing items, Internet domain name registrations, Internet and World Wide Web URLs or addresses, all copyrights, copyright registrations and applications therefor, all computer software, databases and data collections and all rights therein, all moral and economic rights of authors and inventors, however denominated, and any similar or equivalent rights to any of the foregoing, and all tangible embodiments of the foregoing.

“ION Liabilities” means any Liabilities of the Company as at Closing other than (i) Net Current Liabilities, (ii) Liabilities related to or arising out of the Employee Conduct (as defined in the CPO and Release Agreement), (iii) Liabilities of Purchaser or its affiliates to the Company under the CPO and Release Agreement, (iv) those Liabilities of the Company to Purchaser related to the non-payment or failure to perform by Andromeda of any obligation under the CPO and Release Agreement, and (v) those that are a result of a breach of representation or because of representation was not true, or a breach of covenant, contained in that certain Share Purchase Agreement by and among Parent, Company Shareholder, the Company and Purchaser dated as of April 23, 2014, provided such breach is by a party other than Parent and its affiliates.

“ITA” shall mean the Israeli Tax Authority.

“ITO” shall mean the Israeli Income Tax Ordinance (New Version), 1961, as amended, and all rules and regulations promulgated thereunder.

“knowledge” means, with respect to any factual event or other matter in question, the knowledge of such fact or other matter by *** (and any successor officers thereof in Parent as of the Agreement Date), or any officer, employee or director of the Company as of the date of delivery of the Disclosure Schedule Letter draft pursuant to Section 3(e)(i) of the CPO & Release Agreement, with respect to such fact or other matter occurring after the Reference Date without any duty of inquiry with respect to matters occurring prior to the Reference Date, and without any duty of inquiry with respect to the Employee Conduct occurring after the Reference Date.

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“Legal Requirements” means any federal, state, foreign, local, municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and any orders, writs, injunctions, awards, judgments and decrees applicable to the Company or to any of their respective assets, properties or businesses.

“Liabilities” means all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, asserted or unasserted, known or unknown, including those arising under any law, action or governmental order and those arising under any Legal Requirement, Legal Proceeding or Order of a Governmental Entity and those arising under any Contract, regardless of whether such debt, liability or obligation would be required to be disclosed on a balance sheet prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding any unknown liability related to the Employee Conduct (as defined in the CPO & Release Agreement).

“Material Adverse Effect” with respect to any entity means any change, event, violation, inaccuracy, circumstance or effect (each, an “Effect”) that, individually or taken together with all other Effects, and regardless of whether or not such Effect constitutes a breach of the representations or warranties made by such entity in this Agreement, is, or would reasonably likely to, (i) be or become materially adverse in relation to the near-term or longer-term condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, employees, operations or results of operations of such entity and its subsidiaries, taken as a whole, except to the extent that any such Effect directly results from (A) changes in general economic or political conditions, (B) changes generally affecting the industry in which such entity and its subsidiaries operate, (C) changes in Legal Requirements or accounting requirements or principles (including GAAP), (D) any acts of terrorism, sabotage, armed hostilities, military action or war, and (E) the impact of the negotiation, announcement or performance of this Agreement and the Share Purchase or any action taken by the Company at the written request of Purchaser; provided, however, that the exceptions in clauses (A) through (D) shall not apply if such changes or acts disproportionately affect such entity and its subsidiaries, taken as a whole, as compared to other participants in such entity’s industry, or (ii) materially impede such entity’s ability to consummate the transactions contemplated by this Agreement in accordance with its terms and applicable Legal Requirements.

“Net Current Liabilities” means all accounts payable to third parties known at Closing, whether payable at Closing or thereafter, all amounts payable at or after the Closing pursuant to Contracts between the Company and third parties (including Parent or its affiliates) in existence at Closing, and all unpaid Transaction Expenses existing at or after the Closing, excluding (i) any amounts owed by Purchaser to the Parent pursuant to Section 7(c) of the CPO & Release Agreement, and (ii) amounts that might otherwise be included as current liabilities but as to which Parent has indemnified Purchaser under Section 2(g) of the Mutual General Release dated as of February 16, 2015, by and among Teva Pharmaceutical Industries Ltd., Parent, Company Shareholder, the Company, Purchaser and Yeda Research and Development Company Ltd.

“OCS” shall mean the Office of the Chief Scientist of Israeli Ministry of the Economy.

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“OCS Notice” shall mean the written notice to the OCS regarding the change in ownership of the Company effected as a result of the Share Purchase, required to be submitted to the OCS in connection with the Share Purchase in accordance with the Israeli Encouragement of Industrial Research and Development Law, 1984, which may be submitted by the Company at any time following the date hereof but not later than the Closing.

“Order” means any judgment, writ, decree, stipulation, determination, decision, award, rule, preliminary or permanent injunction, temporary restraining order or other order of any Governmental Entity.

“Permitted Encumbrances” means: (i) statutory liens for Taxes that are not yet due and payable or liens for Taxes being contested in good faith by any appropriate proceedings for which adequate reserves have been established; and (ii) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements.

“Parent Common Stock” means the shares of Common Stock, par value $0.0001 per share, of Parent.

“Parent Stock Price” means $25.85.

“Person” means any natural person, company, corporation, limited liability company, general partnership, limited partnership, limited liability partnership, trust, estate, proprietorship, joint venture, business organization or Governmental Entity.

“PHSA” means the United States Public Health Service Act, as amended.

“Reference Date” means June 12, 2014.

“Regulatory Authority” means any applicable government regulatory authority, domestic or foreign, or any other supranational (e.g., the European Commission, the Counsel of the European Union or the European Agency for the Evaluation of Medical Products), national, regional, federal state, provincial or local regulatory agency department, bureau, commission, counsel, or other Governmental Entity, regulating or otherwise exercising authority over the research, development, clinical testing, manufacture, distribution, marketing, storage, transportation, use or sale of a pharmaceutical or biological product or involved in granting approvals for the manufacturing, marketing, reimbursement and/or pricing of a pharmaceutical or biological product, and any successor Governmental Entity having substantially the same function.

“RTPA” means the Israeli Restrictive Trade Practices Act, 1988, as amended.

“Securities Act” means the Securities Act of 1933, as amended.

“Share Consideration” means a number of shares of Parent Common Stock equal to the Consideration Amount divided by the Parent Stock Price.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means (i) any Israeli and/or U.S. federal, state, local or other foreign net income, alternative or add-on minimum tax, gross income, estimated, gross receipts, sales, use, ad valorem, value added, transfer, franchise, fringe benefit, capital stock, profits, license, registration, withholding, payroll, social security (or equivalent),

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employment, unemployment, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever including any interest or any penalty, addition to tax, inflation linkage or additional amount (whether disputed or not) imposed by any Governmental Entity responsible for the imposition of any such tax (domestic or foreign), including the ITA (each, a “Tax Authority”), (ii) any Liability for the payment of any amounts of the type described in clause (i) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any Taxable period, and (iii) any Liability for the payment of any amounts of the type described in clause (i) or (ii) of this sentence as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to assume such Taxes or to indemnify any other Person.

“Tax Return” means any return, statement, declaration, report or form (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment, and information returns and reports) filed or required to be filed with respect to Taxes.

“Third Party Intellectual Property Rights” means any Intellectual Property owned by a third party.

“Transaction Expenses” means all third party fees, costs, expenses, payments, and expenditures, including any VAT payable in connection therewith, incurred by the Parent, Company Shareholder or Company and payable by the Company in connection with the Share Purchase and this Agreement and the transactions contemplated hereby whether or not billed or accrued (including any fees, costs expenses, payments, and expenditures of legal counsel and accountants, the maximum amount of fees costs, expenses, payments, and expenditures payable to financial advisors, investment bankers and brokers of the Company notwithstanding any contingencies for earn-outs, escrows, etc.)

“Warning Letter” means a letter characterized by any Regulatory Authority as a warning letter, a notice of adverse finding, observation of noncompliance or a similar letter or report in which any Regulatory Authority expresses the opinion that violations or non-compliance of law, regulation or guideline have occurred.

Other capitalized terms defined elsewhere in this Agreement and not defined in this Exhibit A shall have the meanings assigned to such terms in this Agreement.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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EXHIBIT B

Form of Company Legal Opinion

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Exhibit B

Plan and Budget

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Andromeda Working Plan

Pending Task	Timing	Comments
Clinical - Ph 3 Study 1001[1] ***
Clinical - Ph 3 Study 1010 ***
Operations Wind Down[3] ***
Vendor/Service Provider Wind Down[4,5]
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*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Andromeda Budget

$ in millions

	Actual			Estimates
	Q4 14			Q115			Q2 15			Q3 15			Total
Part 1
Clinical	$	*	**	$	*	**	$	*	**				$	*	**
CMC	$	*	**	$	*	**	$	*	**				$	*	**
Salaries and Other	$	*	**	$	*	**	$	*	**				$	*	**

Israel Operations	$	*	**	$	*	**	$	*	**				$	*	**
Brisbane Costs	$	*	**	$	*	**	$	*	**	$	*	**	$	*	**

Total	$	*	**	$	*	**	$	*	**	$	*	**	$	*	**

Part 2
Consultants Fees'

													$	*	**

'	All Consultants Fees are under Steering Committee purview

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule I

1. Conduct of Business of the Company. During the period from the Effective Date and continuing until the end of the Option Period and, if the Option is exercised, until the Final Deadline Date:

(a) the Company shall conduct its business in accordance with Sections 2(a) and 7 of the Agreement and in compliance with all applicable Legal Requirements;

(b) the Company shall (A) pay all of its debts and Taxes when due, subject to good faith disputes with the relevant Tax Authority over such debts or Taxes, and (B) pay or perform its other obligations when due;

(c) The Company will notify CBI in writing promptly after learning of any Legal Proceeding initiated by or against it, or known by the Company to be threatened against the Company (a “Company New Litigation Claim”), and notify CBI of ongoing material developments in any Company New Litigation Claim.

2. Conduct of Business of the Company. Without limiting the generality or effect of the provisions of Section 1 above, during the period from the Effective Date and continuing until the end of the Option Period and, if the Option is exercised, until the Final Deadline Date, the Company shall not do, cause or permit any of the following (except to the extent expressly provided otherwise in this Agreement or as consented to in writing by CBI):

(a) Charter Documents. Cause or permit any amendments to its Articles of Association;

(b) Dividends; Changes in Share Capital. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its share capital, or split, combine or reclassify any of its share capital or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for share capital, or repurchase or otherwise acquire, directly or indirectly, any shares capital;

(c) Material Contracts. Enter into any Contract other than the Contracts related to the completion of the 1001 Trial and wind-down of the Company, or violate, amend, or otherwise modify (including by entering into a new Contract with such party or otherwise) or waive any of the terms of any of its Contracts;

(d) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any voting debt or any shares or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other Contracts of any character obligating it to issue any such shares or other convertible securities;

(e) Employees; Consultants; Independent Contractors. Hire any additional officers or other employees, or any consultants or independent contractors, or enter into, amend or extend the term of any employment or consulting agreement with any officer, employee, consultant or independent contractor;

(f) Loans and Investments. Make any loans or advances (other than routine expense advances to employees of the Company consistent with past practice) to, or any investments in or capital contributions to, any other Person;

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(g) Intellectual Property. Transfer or license from any Person any rights to any intellectual property, or transfer or license to any Person any rights to any Company intellectual property, including the transfer or license to any non-Israeli Person of any know-how or other intellectual property;

(h) Patents. Take any action regarding a patent, patent application or other intellectual property right, other than filing continuations for existing patent applications or completing or renewing registrations of existing patents, domain names, trademarks or service marks in the ordinary course of business;

(i) Dispositions. Sell, lease, license or otherwise dispose of any of its properties or assets;

(j) Indebtedness. Incur any indebtedness for borrowed money or guarantee any such indebtedness;

(k) Leases. Enter into any operating lease;

(l) Insurance. Materially change the amount of any insurance coverage, except for insurance coverage for items disposed of pursuant to the lan and Budget;

(m) Termination or Waiver. Cancel, release or waive any claims or rights held by it;

(n) Lawsuits; Settlements. Other than managing employment matters with terminated Andromeda employees directly involved in the Employee Conduct, which are entirely within the purview of Hyperion and the Company, (i) commence a lawsuit other than (A) for the routine collection of bills, (B) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business (provided that it consults with CBI prior to the filing of such a suit), or (C) for a breach of this Agreement or (ii) settle or agree to settle any pending or threatened lawsuit or other dispute that does not involve a complete release of liability in favor of Andromeda;

(o) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business, or enter into any Contract with respect to a joint venture, strategic alliance or partnership;

(p) Taxes. Except as may be required to comply with applicable legal requirements (in which case Hyperion shall advise CBI in writing of such required action sufficient time in advance to enable the Parties to discuss such requirement and coordinate in good faith the carry out thereof), make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any federal, state, or foreign income Tax Return or any other Tax Return, file any amendment to a federal, state, or foreign income Tax Return or any other Tax Return, enter into any Tax sharing or similar agreement or closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, or enter into intercompany transactions giving rise to deferred gain or loss of any kind, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption or other action would have the effect of increasing the Tax liability of the Company for any period ending after the Acquisition Closing Date or decreasing any Tax attribute of the Company existing

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

on the Acquisition Closing Date, or apply for or receive a Tax ruling from the ITA on behalf of the Company, or any shareholder of the Company, other than an application to or receipt of a Tax ruling from the ITA with respect to the tax generated from any transaction under this Agreement, including without limitations, an application for a tax arrangement under Section 104H of the ITO;

(q) Real Property. Enter into any agreement for the purchase or lease of any real property;

(r) Encumbrances. Place or allow the creation of any Encumbrances on any of its assets or properties including any intellectual property; or

(s) Government Grants. Apply for, negotiate or receive a Government Grant.

(t) Other. Take or agree in writing or otherwise to take, any of the actions described in clauses (a) through (s) in this Section 2, or any action which would reasonably be expected to make any of the Company’s representations or warranties contained in this Agreement or contemplated by the Acquisition Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform one or more covenants required hereunder to be performed by the Company.

3. As used herein:

(a) “Tax Return” shall mean any return, statement, declaration, report or form (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment, and information returns and reports) filed or required to be filed with respect to Taxes;

(b) “Governmental Grant” means any pending and outstanding grants, incentives, exemptions and subsidies from the Government of the State of Israel or any Governmental Entity thereof, or from any non-Israeli Governmental Entity, granted to (or transferred to, assigned to or purchased by) the Company.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.